UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ARCHON CORPORATION

(Name of Registrant as Specified in Its Charter)

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ARCHON CORPORATION

4336 Losee Road

Suite 5

North Las Vegas, Nevada 89030

[            ], 2006

Dear Stockholder:

I am writing to inform you of an option agreement (the “Option Agreement”) between Sahara Las Vegas Corp. (“Sahara Las Vegas”), a subsidiary of Archon Corporation (“Archon” or the “Company”), and LVTI LLC (“LVTI”), a limited liability company formed and managed by MLVT LLC (“MLVT”), a real estate investment vehicle formed and managed by Texas-based developer Christopher Milam. Under the Option Agreement, Sahara Las Vegas has granted to LVTI LLC the right to purchase the approximately 27 acre parcel of real property owned by Sahara Las Vegas on Las Vegas Boulevard South in Las Vegas, Nevada and certain related personal property and agreements for a purchase price of $450 million, subject to certain adjustments. Alternatively, LVTI may elect to purchase the membership interests in a limited liability company which may be created under the Option Agreement and to which the property would be transferred. Archon has guaranteed Sahara Las Vegas’ obligations under the Option Agreement.

The holders of more than seventy-five percent (75%) of the outstanding shares of common stock, $.01 par value (the “Common Stock”), of Archon have approved the Option Agreement and the transactions contemplated by the Option Agreement. No other stockholder approval is required. Therefore, this information statement is being furnished to stockholders of Archon Corporation for informational purposes only.

The Board of Directors of Archon has concluded the Option Agreement is fair to, and in the best interests of, the stockholders, and has unanimously approved Sahara Las Vegas’ execution, delivery and performance of the Option Agreement and Archon’s guarantee of Sahara Las Vegas’ obligations under the Option Agreement.

The accompanying Information Statement describes in more detail the terms and conditions of the Option Agreement, the manner in which the transactions under the Option Agreement will take place, certain tax consequences to the Company of the Option Agreement and other matters. I urge you to read the accompanying materials carefully.

Sincerely,

Paul W. Lowden

Chairman of the Board, President and Chief Executive Officer

Archon Corporation

ARCHON CORPORATION

4336 Losee Road

Suite 5

North Las Vegas, Nevada 89030

INFORMATION STATEMENT

[            ], 2006

This Information Statement is being furnished to the common stockholders of Archon Corporation (“Archon” or the “Company”), other than the consenting stockholders referred to below, in connection with the option agreement dated as of June 24, 2006 (the “Option Agreement”) between Sahara Las Vegas Corp. (“Sahara Las Vegas”), a subsidiary of Archon, and LVTI LLC (“LVTI”), a Delaware limited liability company formed and managed by MLVT LLC (“MLVT”), a real estate investment vehicle formed and managed by Texas-based developer Christopher Milam. Pursuant to the Option Agreement, Sahara Las Vegas has granted an option to LVTI to purchase the approximately 27 acre parcel of real property owned by Sahara Las Vegas on Las Vegas Boulevard South in Las Vegas, Nevada and certain related personal property and agreements for a purchase price of $450 million, subject to certain adjustments. Alternatively, LVTI may elect to purchase the membership interests in a limited liability company which may be created under the Option Agreement and to which the property would be transferred. Archon has guaranteed Sahara Las Vegas’ obligations under the Option Agreement. This Information Statement is first being mailed to the common stockholders of Archon on or about [            ], 2006.

As of June 23, 2006, there were 6,235,931 shares of common stock, $ .01 par value (the “Common Stock”), of the Company issued and outstanding. The Option Agreement requires that the Option Agreement and the transactions contemplated thereby be approved by the Archon stockholders. Pursuant to Archon’s Articles of Incorporation, the approval of holders of more than 75% of issued and outstanding shares of Common Stock is required if a sale of assets is submitted to stockholders for approval, with each share of Common Stock being entitled to one vote. Paul W. Lowden III, Chairman of the Board, President and Chief Executive Officer of Archon, Suzanne Lowden, Executive Vice President and Assistant Secretary of Archon and Paul W. Lowden IV, the son of Mr. and Mrs. Lowden (these stockholders are referred to as the “consenting stockholders”), beneficially own, in the aggregate, more than 75% of the issued and outstanding shares of Common Stock and have approved the Option Agreement and the transactions contemplated thereby. No other stockholder approval is required. This Information Statement is being furnished to you for informational purposes only.

Stockholders do not have the right to dissent from the Option Agreement and the transactions contemplated thereby.

This Information Statement is first being mailed to the holders of Common Stock, other than the consenting stockholders, on or about [            ], 2006.

We are not asking you for a proxy and you are requested not to send us a proxy.

ii

(continued)

iii

SUMMARY

This summary highlights selected information contained in this information statement and may not contain all of the information that is important to the stockholders. This summary is qualified in its entirety by reference to the information contained elsewhere or incorporated by reference in this information statement. Stockholders are urged to read the entire information statement, including the annex.

Information About the Companies

Archon Corporation

Archon Corporation
4336 Losee Road
Suite 5
North Las Vegas, Nevada 89030
Tel: (702) 732-9120

Archon Corporation (“Archon”) is a Nevada corporation. Archon’s primary business operations are conducted through a wholly-owned subsidiary corporation, Pioneer Hotel Inc. (“PHI”), which operates the Pioneer Hotel & Gambling Hall (the “Pioneer”) in Laughlin, Nevada. In addition, Archon owns, through its subsidiary Sahara Las Vegas Corp., a Nevada corporation (“Sahara Las Vegas”), an approximately 27 acre parcel of real property on Las Vegas Boulevard South in Las Vegas, Nevada, that is the subject of the Option Agreement, and investment properties in Dorchester, Massachusetts and Gaithersburg, Maryland.

Additional information concerning Archon is included in the reports that Archon periodically files with the Securities and Exchange Commission. See “Additional Information about Archon — Where Stockholders Can Find More Information.”

Sahara Las Vegas Corp.

Sahara Las Vegas Corp.
4336 Losee Road
Suite 5
North Las Vegas, Nevada 89030
Tel: (702) 732-9120

Sahara Las Vegas owns the real property that is the subject of the Option Agreement. The property was formerly leased to a water theme park under a lease that terminated in 2004. A portion of the property is currently leased to third parties under short-term leases cancellable on 60 days’ notice. Sahara Las Vegas has no activities other than owning the real property.

IDM Properties and LVTI LLC

IDM Properties

LVTI is a recently formed real estate investment vehicle formed by MLVT to (1) enter into the Option Agreement and (2) fund land option and initial development work for a proposed hotel/casino,

residential condominium and retail real estate project on the real property that is the subject of the Option Agreement (the “Project”). MLVT is the manager and currently the sole unitholder of LVTI. MLVT was recently formed by Christopher F. Milam, an Austin, Texas-based real estate developer and the principal of IDM Properties, L.P. (“IDM”) which is the developer of the Project.

Since 1996, Mr. Milam has served as the President of IDM, a developer of properties throughout the U.S. and Europe. IDM’s responsibilities in the projects that it has undertaken and developed have been multi-faceted, and have spanned all phases of development including project conception, site location, joint venture structuring and arranging debt and equity financing.

The Option Agreement

Sahara Las Vegas and LVTI have entered into the Option Agreement pursuant to which Sahara Las Vegas granted to LVTI an option (the “Option”) to purchase the approximately 27 acre parcel of real property owned by Sahara Las Vegas on Las Vegas Boulevard South in Las Vegas, Nevada and certain related personal property and agreements for a purchase price of $450 million, subject to certain adjustments. Alternatively, LVTI may elect to purchase the membership interests in a limited liability company which may be created under the Option Agreement and to which the property would be transferred. Archon has guaranteed Sahara Las Vegas’ obligations under the Option Agreement.

The total consideration to be paid by LVTI for purchase of the property or the membership interest, if the Option is exercised, is $450 million, comprised of an initial deposit of $5 million that was paid on June 27, 2006, a second deposit of $40 million on or before the later of (i) September 22, 2006 and (ii) the date Archon delivers a Notice of Archon Mailing confirming that Archon has mailed this Information Statement to its stockholders, and additional monthly payments of approximately $2.2 million in each month commencing with the 13th full calendar month following the date the second deposit is paid until the closing of the exercise of the Option. Upon exercise of the Option, the initial deposit and the second deposit will be credited against the total purchase price. The Option Agreement provides for adjustments to the purchase price if certain easements are entered into with respect to the property prior to the closing.

The Option may be exercised by LVTI at any time after the last day of the 12th full calendar month and on or before the last day of the 18th calendar month following the date on which the second deposit is paid; provided that the option term may be extended by up to 30 days if Sahara Las Vegas does not give written notice to LVTI of the option term expiration as required by the Option Agreement.

The obligations of Sahara Las Vegas and LVTI to consummate the Option Agreement are subject to the satisfaction or waiver of certain conditions on the closing date.

LVTI has the right, at any time during the option term, to terminate the Option Agreement for any reason upon notice to Sahara Las Vegas. Additionally, the Option will be deemed to terminate if the Option is not exercised by LVTI in accordance with the terms of the Option Agreement by the expiration of the option term. In the event of a termination of the Option Agreement neither party will have any further obligation to the other, except for obligations under such provisions of the Option Agreement that specifically survive termination. The first and second deposits and any additional monthly payments, in each case to the extent paid to Sahara Las Vegas prior to termination of the Option Agreement, will be retained by Sahara Las Vegas upon a termination of the Option Agreement without exercise of the option, except under certain circumstances specified in the Option Agreement, including Sahara Las Vegas’ intentional breach of the Option Agreement. See “THE OPTION AGREEMENT – The Option Agreement – Termination.”

For a full description of the Option Agreement’s terms and consideration, please see “THE OPTION AGREEMENT – The Option Agreement.”

Vote of the Board of Directors and Recommendation

The Board of Directors of Archon determined that it was in the best interest of Archon and its stockholders to approve the execution and delivery by Sahara Las Vegas of the Option Agreement, the performance by Sahara Las Vegas of its obligations thereunder and Archon’s guarantee of Sahara Las Vegas’ obligations under the Option Agreement. The Board of Directors of Archon unanimously approved Sahara Las Vegas’ execution, delivery and performance of the Option Agreement and Archon’s guarantee of Sahara Las Vegas’ obligations under the Option Agreement.

Certain Federal Income Tax Matters

The transactions contemplated under the Option Agreement will have material United States federal income tax consequences to Archon and Sahara Las Vegas. See “THE OPTION AGREEMENT – Material U.S. Federal Income Tax Consequences of the Option Agreement” for a full discussion of the federal income tax consequences.

Interests of Archon’s Directors and Executive Officers

None of the officers or directors of Archon has a personal or business relationship with LVTI or any of its affiliates. In addition, none of the officers or directors of Archon has any interest in the Option Agreement and potential sale of the property or membership interest other than as stockholders of Archon.

Appraisal Rights of Archon Stockholders

Common Stockholders are not entitled to appraisal rights in connection with the Option Agreement and the transactions contemplated thereby.

Forward-Looking Statements May Prove Inaccurate

Certain statements and assumptions in this information statement and in the documents attached or incorporated by reference in this information statement contain or are based on “forward-looking” information and involve risks and uncertainties. Archon believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements include the information concerning the consummation of the transactions contemplated by the Option Agreement and Archon’s future results of operations and also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and /or similar expressions. These statements are subject to numerous assumptions and uncertainties, many of which are outside of Archon’s control and involve risks and uncertainties that could cause actual results to differ materially from the results contained in the forward-looking statements. These include consummation of the transactions contemplated by the Option Agreement, governmental regulatory processes and future operations of Archon.

You should not place undue reliance on the forward-looking statements, which speak only as of the date of this information statement or the date of the documents incorporated by reference in this information statement. Archon does not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except as required by law.

THE OPTION AGREEMENT

The discussion in this information statement of the Option Agreement is subject to, and is qualified in its entirety by reference to, the principal terms of the Option Agreement, dated as of June 24, 2006, between Sahara Las Vegas and LVTI. A copy of the Option Agreement is attached to this information statement as Annex A and is incorporated into this information statement by reference.

General

Pursuant to the Option Agreement, Sahara Las Vegas has granted an option to LVTI to purchase the approximately 27 acre parcel of real property owned by Sahara Las Vegas on Las Vegas Boulevard South in Las Vegas, Nevada and certain related personal property and agreements for a purchase price of $450 million, subject to certain adjustments. Alternatively, LVTI may elect to purchase the membership interests in a limited liability company which may be created under the Option Agreement and to which the property would be transferred. Archon has guaranteed Sahara Las Vegas’ obligations under the Option Agreement.

Background of the Option Agreement

For the past several years, Archon and Sahara Las Vegas have explored development or sale opportunities with respect to Sahara Las Vegas’ real property on Las Vegas Boulevard South. From early 2004 until April 2005, Archon and Sahara Las Vegas pursued a development opportunity with respect to the property. In April 2005, Archon determined that its development plans for the site were no longer a feasible alternative for Archon, and Archon began to explore a potential sale or joint venture development of the property.

Between April 2005 and May 2006, Archon and Sahara Las Vegas engaged in discussion with several parties regarding a potential sale of the property, none of which led to a definitive agreement.

In May 2006, Archon and Sahara Las Vegas were contacted by Christopher Milam, the principal and CEO of IDM, a Texas limited partnership, and its affiliate, LVTI, regarding LVTI’s possible interest in acquiring the property. Archon and its representatives and LVTI and its representatives negotiated the terms of a sale by Sahara Las Vegas of the property, which culminated in the parties entering into the Option Agreement.

Considerations Relating to the Option Agreement

Archon’s Board of Directors unanimously recommended that Archon approve and adopt the Option Agreement. In reaching its decision to approve and adopt the Option Agreement, Archon’s Board of Directors consulted with management and considered a variety of factors with respect to the Option Agreement, including the following:

•	the Option consideration would be all cash, would not be subject to a financing condition and would provide certainty of value to Archon;

•	Archon’s determination that its development plans for the property were no longer a feasible alternative to maximize the value of the property;

•	Archon’s discussions with a number of potential purchasers in the period from early 2004 through the date the Option Agreement was signed;

•	the Board of Directors’ conclusion that Mr. Milam and his company, IDM, have the development experience to successfully develop and finance a project for the property, increasing the likelihood that the deposits will be paid and the Option will be exercised;

•	the potential investment risk of retaining the property and attempting to develop it compared to the value of the property in a sale transaction;

•	the potential opportunities Archon expects to have to invest the proceeds from the exercise of the Option in a productive asset or similar property;

•	the fact that the sale of the property will enhance the Company’s liquidity;

•	the current market conditions for financing the purchase of the property;

•	the presence of motivated developers as potential buyers; and

•	the current and prospective environment in which Archon operates, and in particular, competitive factors.

Archon intends to use the proceeds of the initial deposit and second deposit for general working capital purposes and to repay indebtedness in the amount of approximately $10.7 million as of August 9, 2006 secured by the property. Additionally, Archon may consider from time to time repurchasing shares of its preferred stock.

Approval of Archon Board of Directors

The Board of Directors of Archon determined that it was in the best interest of Archon and its stockholders to approve the execution and delivery by Sahara Las Vegas of the Option Agreement, the performance by Sahara Las Vegas of its obligations thereunder and Archon’s guarantee of Sahara Las Vegas’ obligations under the Option Agreement. The Board of Directors of Archon unanimously approved Sahara Las Vegas’ execution, delivery and performance of the Option Agreement and Archon’s guarantee of Sahara Las Vegas’ obligations under the Option Agreement.

Purpose and Reasons for the Option Agreement

Archon’s purpose for entering into the Option Agreement is to maximize the value of Sahara Las Vegas’ real property on Las Vegas Boulevard South. Archon decided to enter into the Option Agreement based on the conclusions, determinations and reasons described above under “-Background of the Option Agreement” and “-Considerations Relating to the Option Agreement.”

Plans for Archon Subsequent to the Exercise of the Option

If LVTI exercises the Option and the property is sold, Archon expects to explore a variety of opportunities regarding the use the of the proceeds from the exercise of the Option available after the repayment of indebtedness secured by the property. These may include investments in new gaming opportunities, as well as in retail or investment properties, office parks or office buildings. Any such investment may be made in an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. Archon intends to review available investment opportunities primarily in Las Vegas, Nevada but may also consider opportunities in other geographic locations. Because Archon does not know if or when the Option will be exercised, it has not determined how it will use the consideration it may receive.

Interests of Company Directors and Executive Officers

None of the officers or directors of Archon has a personal or business relationship with LVTI or any of its affiliates. In addition, none of the officers or directors of Archon has any interest in the Option Agreement and potential sale of the property and membership interest other than as stockholders of Archon.

Governmental and Regulatory Matters

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection wit the Option Agreement or the exercise of the Option for the purchase of the property or the membership interest.

Material U.S. Federal Income Tax Consequences of the Option Agreement

The following is a summary of the material United States federal income tax consequences to Archon and Sahara Las Vegas related to the transactions contemplated under the Option Agreement. Such transactions are not expected to have any tax consequences to the stockholders of Archon as the payments received under the Option Agreement (including upon exercise of the Option) will not be distributed to the stockholders. The following summary is based on provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or is expected to be sought with respect to any aspect of the transactions described herein. In addition, this summary does not include any description of the United States federal estate and gift tax, or the consequences under any state, local or non-U.S. government tax that may be applicable.

Lapse of Option Without Exercise

Sahara Las Vegas’ receipt of any deposits, including the initial deposit and the second deposit, as well as the monthly payments that LVTI is required to pay commencing on the 13th month following the date the second deposit is paid, will constitute taxable gain to Sahara Las Vegas upon the lapse of the Option without exercise. Archon and Sahara Las Vegas currently file consolidated federal income tax returns. Archon intends to use its consolidated net operating loss (“NOL”) carryovers to offset in full the gain recognized by Sahara Las Vegas from its receipt of the initial deposit, the second deposit, and any monthly payments, and therefore does not expect to have any federal income tax liability in the event the Option terminates without exercise, apart from an alternative minimum tax liability that should not exceed 3% of the payments received.

Exercise of Option

Realization and Taxation of the Gain. If the Option is exercised, Sahara Las Vegas will realize taxable gain (whether it disposes of the real property subject to the Option or the membership interest in a limited liability formed to hold such real property) in an amount equal to the consideration received from LVTI under the Option Agreement (including the initial deposit, the second deposit, and any monthly payments), reduced by Sahara Las Vegas’ selling costs and its adjusted federal income tax basis in the real property (estimated to be approximately $10 million). In addition, approximately $6 million in deferred intercompany gain that was attributable to a prior transaction will be realized. Subject to consummating the transaction as a Section 1031 exchange, as discussed below under “Exercise of Option—Section 1031 Exchange,” all of the realized gain will be recognized for federal income tax purposes upon exercise of the Option. In that event, Archon expects to use its available NOL carryovers to offset approximately $60 million of the taxable gain. The balance of the gain will be subject to federal income tax at an effective tax rate of approximately 35%.

Section 1031 Exchange. If the Option is exercised, Sahara Las Vegas intends to consummate the disposition of the real property (or the disposition of the membership interest in the limited liability company formed to hold the real property, which for purposes of the discussion below is tantamount to a transfer of the underlying real property) as a tax-deferred exchange under Section 1031 of the Code and Treasury Regulations promulgated thereunder. To qualify as a Section 1031 exchange, among other requirements,

(i)	Sahara Las Vegas must acquire replacement properties of “like kind” to the real property that is subject to the Option,

(ii)	Sahara Las Vegas must identify the replacement properties within 45 days of disposing of the real property subject to the Option,

(iii)	Sahara Las Vegas must acquire the replacement properties within 180 days of disposing of the real property, and prior to the due date (including extensions) of its income tax return for the year in which it disposes of the real property,

(iv)	the proceeds from the disposition of the real property must be paid directly to and retained by a qualified intermediary and not made available to Sahara Las Vegas, and

(v)	Sahara Las Vegas must hold the replacement properties for productive use in a trade or business or for investment.

If the disposition of the real property upon exercise of the Option is consummated as a Section 1031 exchange, gain will be recognized by Sahara Las Vegas only to the extent of the “boot” received in the transaction (but not in excess of total realized gain and any deferred intercompany gain). The “boot” received in the transaction should equal the initial deposit, the second deposit and any monthly payments retained by Sahara Las Vegas, together with any consideration paid by LVTI upon the exercise of the Option that is not reinvested in qualified replacement properties satisfying the requirements of Code Section 1031 or that is not paid directly to a qualified intermediary or is otherwise made available to Sahara Las Vegas prior to its acquisition of the replacement properties.

Although Sahara Las Vegas currently intends to consummate the disposition of the real property subject to the Option through a Section 1031 exchange, there can be no assurances that it will be successful in identifying and acquiring suitable replacement properties in a timely manner or, to the extent it is successful, that it will be able to invest all of the proceeds paid by LVTI to the qualified intermediary in such properties. Accordingly, there can be no assurances that Sahara Las Vegas will be successful in deferring the recognition of all or any significant portion of the taxable gain realized upon the disposition of the real property.

The Option Agreement

The following description of the material provisions of the Option Agreement is qualified by reference to the text of the Option Agreement. All Archon stockholders are encouraged to read the Option Agreement in its entirety for a more complete description of the terms and conditions to the Option.

The Option

Pursuant to the Option Agreement, Sahara Las Vegas granted to LVTI the Option to purchase the approximately 27 acre parcel of real property owned by Sahara Las Vegas on Las Vegas Boulevard South in Las Vegas, Nevada and certain related personal property and agreements for a purchase price of $450 million, subject to certain adjustments. Alternatively, LVTI may elect to purchase the membership interests in a limited liability company which may be created under the Option Agreement and to which the property would be transferred.

Consideration

The total purchase price for the property or the membership interest is $450 million, subject to certain adjustments described below under “Negotiation of Possible Easement” payable as described below.

On June 27, 2006, LVTI deposited into escrow $5 million as an initial deposit, which became non-refundable when LVTI did not terminate the Option Agreement on or before 11:59 p.m. on July 24, 2006.

On or before the later of (i) September 22, 2006 and (ii) the date Archon delivers to LVTI a Notice of Archon Mailing confirming that Archon has mailed this Information Statement to its stockholders, LVTI is required to pay to Sahara Las Vegas a second deposit in the amount of $40 million. Upon payment of the second deposit, the initial deposit will be released from escrow and paid to Sahara Las Vegas.

Beginning on the first day of the 13th full calendar month following the date the second deposit is paid, LVTI is required to pay to Sahara Las Vegas monthly payments of approximately $2.2 million until the Option is exercised or the Option Agreement is terminated.

Upon exercise of the Option, the initial deposit and the second deposit will be credited against the total purchase price. The Option Agreement provides for certain adjustments to the purchase price if certain easements are entered into with respect to the property prior to the closing. If under those potential easement arrangements, Sahara Las Vegas receives payments before the date of closing, the total purchase price for the property or the membership interest will be reduced by the aggregate amount of all payments received by Sahara Las Vegas.

Term of the Option Agreement

The Option may be exercised by LVTI at any time after the last day of the 12th full calendar month on or before the last day of the 18th calendar month following the date on which the second deposit is paid; provided that Sahara Las Vegas gives written notice to LVTI of the date on which the option term expires no earlier than 60 days prior to the end of the option term. If Sahara Las Vegas fails to give the written notice, the option term will be extended by 30 days after the last day of the 18th full calendar month following the date on which the second deposit is paid.

Diligence Review Period

On June 27, 2006, LVTI deposited the initial deposit in escrow. As LVTI did not terminate the Option Agreement prior to 11:59 p.m. on July 24, 2006, the initial deposit became non-refundable, subject to the exceptions described in “Termination” below.

Access to Certain Information

On or before July 10, 2006, Sahara Las Vegas was required to deliver or make available to LVTI copies of all the leases, copies of all contracts, material permits, material environmental impact reports, negative declarations, environmental impact certifications and zoning, land use or development agreements relating to the real property. Additionally, during the term of the Option Agreement, Sahara Las Vegas is required to make available to LVTI any material agreements related to the real property that are entered into after June 24, 2006.

Sahara Las Vegas has also agreed to provide LVTI and its representatives with access to the property during the term of the Option Agreement. LVTI must maintain liability insurance with respect to which Sahara Las Vegas is named as an additional insured with minimum coverage of $2 million per occurrence combined single limit for bodily injury and property damage, with a $2 million general aggregate limit. LVTI has also agreed to indemnify and hold Sahara Las Vegas harmless from all claims, demands, liabilities, losses, damages, costs and expenses arising from any claim, demand, liability loss, damages, cost or expense in connection with entry on the property.

LVTI has the right to review and investigate the physical and environmental condition of the property, the zoning, land use, environmental and building requirements and restrictions applicable to the property, the state of title to the property and any other factors or matters relevant to LVTI’s decision to purchase the property, including having a land survey prepared.

During the term of the Option, LVTI has the right to pursue various entitlements with respect to the property as LVTI may desire or be required to obtain and may prepare such documents and take such actions as are necessary to obtain any desired or required entitlement. LVTI and Sahara Las Vegas have agreed to cooperate with each other in obtaining any of the entitlements.

Negotiation of Possible Easement

Sahara Las Vegas and LVTI have agreed that they will jointly negotiate with the owner of certain real property adjacent to the property regarding the terms of a potential easement agreement. If the potential easement agreement has an effective date that is prior to the date of the closing under the Option, then both Sahara Las Vegas and LVTI must approve the easement agreement. If the effective date of the easement agreement is after the closing date, then only LVTI is required to sign the easement agreement. If, under the easement agreement, Sahara Las Vegas receives payments for the rights granted under the easement agreement, and the payments are made before the date of closing, Sahara Las Vegas will be entitled to retain the payments and the total purchase price for the property or the membership interest will be reduced by the aggregate amount of all payments received by Sahara Las Vegas. LVTI will be entitled to any payments made under the easement agreement that occur after the closing and there will be no adjustment to the purchase price for such payments.

Closing

LVTI has the right to elect to purchase either the real property and related contracts or the membership interests of a limited liability company which may be formed and to which the property may be transferred.

Purchase of the Membership Interest

If LVTI elects to purchase the membership interest, the following actions will occur prior to the closing:

•	Sahara Las Vegas will execute an Operating Agreement, file the certificate of formation for the limited liability company with the Delaware Secretary of State, cause the limited liability company to be qualified to do business in the State of Nevada and otherwise cause the limited liability company to be duly formed and validly existing and in good standing under the laws of the State of Delaware; and

•	Sahara Las Vegas will transfer fee simple title and the related personal property and agreement to the limited liability company.

At the closing of LVTI’s purchase of the membership interest, the following actions will occur:

•	LVTI will pay Sahara Las Vegas the purchase price in immediately available funds;

•	Sahara Las Vegas will cause, or have caused, any indebtedness secured by the real property to be paid in full and any mortgage, deed of trust or similar instrument recorded against the real property securing the indebtedness to be removed of record;

•	Sahara Las Vegas will deliver to LVTI (i) an executed counterpart of an assignment of membership interest, (ii) a certificate of non-foreign status, (iii) a closing certificate, certifying to LVTI that all of Sahara Las Vegas’ representations and warranties are true and correct on and as of the closing date, (iv) reasonably satisfactory evidence that no Nevada withholding of tax is required with respect to the sale or if required to be withheld, Sahara Las Vegas will cause the amount to be withheld, (v) current good standing certificates for the limited liability company and for Sahara Las Vegas, (vi) certified copies of resolutions of the limited liability company and for Sahara Las Vegas authorizing the execution and delivery of the Option Agreement and the consummation of the transactions contemplated by the Option Agreement, (vii) such affidavit(s) or certifications as reasonably and customarily may be required to induce the title company to issue at the closing of the purchase and sale of the membership interest the title policy, insuring that fee simple title has vested in the limited liability company (the “Title Policy”) and that LVTI has good title to the membership interest and that no entity has filed any claim or lien against the membership interest (the “UCC Policy”) and (viii) any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by the Option Agreement and reasonably requested by LVTI;

•	LVTI will deliver to Sahara Las Vegas (i) a closing certificate, certifying to Sahara Las Vegas that all of LVTI’s representations and warranties are true and correct on and as of the closing date and (ii) an executed counterpart of the assignment of membership interest;

•	the title company will issue to LVTI the Title Policy and the UCC Policy; and

•	Sahara Las Vegas and LVTI will deliver to each other a closing statement accounting for sums adjusted or disbursed at the closing.

Purchase of the Real Property and Related Personal Property and Agreements

If LVTI elects to purchase the real property and related personal property and agreements, then the following actions will occur:

•	a grant, bargain, sale deed, duly executed and acknowledged by Sahara Las Vegas, will be recorded in the Official Records of the County of Clark, State of Nevada;

•	LVTI will pay to Sahara Las Vegas the purchase price in immediately available funds;

•	Sahara Las Vegas will cause, or have caused, any indebtedness secured by the real property to be paid in full and any mortgage, deed of trust or similar instrument recorded against the real property securing the indebtedness to be removed of record;

•	Sahara Las Vegas will deliver to LVTI (i) an executed counterpart of an assignment of leases, (ii) a bill of sale, (iii) an executed counterpart of an assignment of contracts, (iv) an assignment of permits, (v) a certificate of non-foreign status, (vi) a closing certificate, certifying to LVTI that all of Sahara Las Vegas’ representations and warranties are true and correct on and as of the closing date, (vii) reasonably satisfactory evidence that no Nevada withholding of tax is required with respect to the sale of the property or if required to be withheld, then Sahara Las Vegas will cause the required amounts to be withheld; (viii) certified copies of resolutions of Sahara Las Vegas authorizing the execution and delivery of the Option Agreement and the consummation of the transactions contemplated hereby; (ix) such affidavit(s) or certifications as reasonably and customarily may be required to induce the title company to issue at the closing of the purchase and sale of the property the Title Policy; and (x) any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by the Option Agreement and reasonably requested by LVTI;

•	LVTI will deliver to Sahara Las Vegas (i) a closing certificate, certifying to Sahara Las Vegas that all of LVTI’s representations and warranties are true and correct on and as of the closing date, (ii) an executed counterpart of the assignment of leases, and (iii) an executed counterpart of the assignment of contracts;

•	the title company will issue to LVTI the Title Policy;

•	the title company will file any other documents required to be filed in connection with the sale of the real property by applicable laws; and

•	Sahara Las Vegas and LVTI will execute and deliver to each other a closing statement accounting for sums adjusted or disbursed at the closing.

Sahara Las Vegas is required to transfer possession of the property, and, if the membership interest are being purchased, all of the files, records and other documents pertaining to the limited liability company, to LVTI on the closing date.

All current rent, reimbursements and other income from the property and all current taxes, assessments, utilities, maintenance charges and similar expenses of the property, determined using the accrual method of accounting, will be prorated between Sahara Las Vegas and LVTI as of the closing date and, to the extent of information then available, such prorations will be made at the closing. Sahara Las Vegas will pay all taxes, assessments, invoices for goods furnished or services supplied, and other expenses relating to the property that are allocable to the period before the closing date. Sahara Las Vegas will immediately pay to LVTI all rents and other income received by Sahara Las Vegas either before or after the closing date that are allocable to the period on or after the closing date of the exercise of the Option. Sahara Las Vegas will be solely responsible for collecting rents or charges that became due from tenants before the closing date. If any such rents or charges are received by LVTI, then LVTI will pay such rents or charges to Sahara Las Vegas but all money received by LVTI will be applied first to rent that accrues or becomes due after the closing date of the exercise of the Option.

Closing Costs for the Purchase and Sale of the Property or the Membership Interest

Any transfer tax payable under applicable law in respect of the transactions contemplated under the Option Agreement will be paid as follows: (a) if LVTI elects to purchase the membership interest and a transfer tax applies to such purchase, then the amount of such tax (if any) will be split equally between LVTI and Sahara Las Vegas, (b) if LVTI elects to purchase the real property and related personal property and agreements because Sahara Las Vegas is unable to transfer the membership interest to LVTI in accordance with the provisions of the Option Agreement, then Sahara Las Vegas will pay the transfer tax, (c) if LVTI elects to purchase the real property and related personal property and agreements, notwithstanding the fact that Sahara Las Vegas is ready, willing and able at the closing to transfer the membership interest to LVTI in accordance with the provisions of the Option Agreement, then LVTI will pay will pay the transfer tax. In any case where Sahara Las Vegas is obligated to pay all or a portion of the transfer tax, Sahara Las Vegas or the limited liability company will be entitled to seek a refund or contest any amount of such tax paid by it so long as no such proceeding or contest impacts or delays the closing of the exercise of the Option. In no event will Sahara Las Vegas allow any lien to be placed upon the property or the membership interest as a result of any such proceeding or contest or as a result of Sahara Las Vegas’ failure or refusal to pay such tax. In addition, LVTI will pay (i) the escrow fee charged by the title company and (ii) the recording fee for the deed, if the property is purchased. LVTI will also pay the premium for the Title Policy and, if the membership interest is purchased, the premium for the UCC Policy.

Archon’s Guarantee of Sahara Las Vegas’ Obligations

Archon has guaranteed Sahara Las Vegas’ obligations and performance under the Option Agreement.

Representations and Warranties

The Option Agreement contains a number of customary representations and warranties made by Sahara Las Vegas and LVTI with respect to themselves and their affiliates.

Sahara Las Vegas has made the following representations and warranties:

•

Sahara Las Vegas (i) is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of Nevada, (ii) has full corporate power and authority to enter into and perform the Option Agreement, (iii) has been duly and validly authorized by all necessary action on the part of Sahara Las Vegas and its affiliates to execute, deliver and perform the Option Agreement, including all necessary stockholder and board action, (iv) has duly obtained all required consents and approvals and (v) the Option Agreement is a legal, valid and binding obligation of Sahara Las Vegas;

•	to Sahara Las Vegas’ best knowledge, (i) no hazardous substances are present in, on or under the real property or any nearby real property which could migrate to the real property, (ii) there is no present release or threatened release of any hazardous substances in, on or under the real property, (iii) no underground storage tanks of any kind are located in the real property, and (iv) the real property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply in all material respects with all applicable environmental laws;

•	Sahara Las Vegas has never used the real property or any part thereof, and has never permitted any person to use the real property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of hazardous substances;

•	neither Sahara Las Vegas nor, to Sahara Las Vegas’ best knowledge, any person using or occupying the real property or any part thereof is violating any environmental laws;

•	there is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or, to the best knowledge of Sahara Las Vegas, threatened or being contemplated against or involving Sahara Las Vegas or any affiliate relating to the real property or any part thereof and, to Sahara Las Vegas’ best knowledge, there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation;

•	there is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the real property or any part thereof or the assessed value of the real property or any part thereof for real property tax purposes;

•	no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Sahara Las Vegas’ knowledge, threatened, against it;

•	Sahara Las Vegas is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder;

•	neither Sahara Las Vegas nor any affiliate has dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the property to LVTI or the Option Agreement;

•	As of the closing of the sale of the property or membership interest, no ground lease, lease, sublease, license, or other agreement providing any occupancy right with respect to the real property will exist which is not terminable on sixty (60) days, or less, advance notice without premium or penalty, except as LVTI will have approved in writing;

•	no tenant or occupant of any of the real property or any other third party has any right of first refusal, right of first offer, or other option or right to lease, purchase or otherwise acquire any interest in the real property or any portion thereof;

•	Sahara Las Vegas has title to the leases, the personal property on the real property, the contracts and the permits, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever and such leases, personal property, contracts and permits are all of the leases, personal property, contracts and permits pertaining to the real property;

•	as of the closing of the sale of the property or membership interest, no contracts of construction, employment, management, service, or supply or any other contracts or agreements in effect entered into by Sahara Las Vegas or the proposed limited liability company, will exist which may not be terminated by Sahara Las Vegas or the limited liability company on sixty (60) days, or less, advance notice without premium or penalty, except as LVTI will have approved in writing;

•	if LVTI elects to purchase the membership interest, then the limited liability company, as of the closing of the sale of the membership interest: (i) will be the sole owner, in fee simple, of the property; (ii) will have no liabilities other than the outstanding balance of the existing loan and any new debt; (iii) will have no non-monetary liabilities or obligations that would interfere with LVTI’s exercise of the Option or the development of the property as a hotel, casino, trade show, and retail complex and related facilities, and (iv) (a) will have paid or will pay at the closing of the sale of the membership interest all real estate taxes on the property due and payable at the closing of the sale of the membership interest and the years prior thereto have been paid or will be paid at the closing of the sale of the membership interest, and (b) will not have any appeal pending for any prior year’s property tax assessment with respect to the property.

•	if LVTI elects to purchase the membership interest, then, as of the closing of the sale of the membership interest, Sahara Las Vegas will own, legally and beneficially, the membership interest free and clear of all liens, encumbrances, claims and rights of others.

LVTI has made the following representations and warranties:

•	LVTI (i) is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has full limited liability company power and authority (including all necessary member authority) to enter into and perform the Option Agreement, (iii) has been duly and validly authorized by all necessary action on the part of LVTI (including all necessary member action) to execute, deliver and perform the Option Agreement and (iv) has duly obtained all required consents and approvals; and

•	neither LVTI nor any of its affiliates has dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the property to LVTI or the Option Agreement.

Covenants

The Option Agreement provides for covenants relating to the conduct of business of Sahara Las Vegas and the limited liability company, to the extent appropriate, and the treatment of the property. Sahara Las Vegas and, the extent appropriate, the limited liability company, have agreed to conduct their respective businesses in the ordinary course consistent with past practices. The following are the covenants made by Sahara Las Vegas and LVTI with regards to the Option Agreement.

Sahara Las Vegas covenanted and agreed with LVTI as follows:

•	the limited liability company will not make any election to be treated as a corporation for federal or state income tax purposes, and the limited liability company agreement for the limited liability company will contain such covenant;

•	Sahara Las Vegas will (and to the extent applicable, will cause the limited liability company to) operate the property and conduct its business in the ordinary course and in material compliance with all applicable laws, the leases, contracts and permits;

•	Sahara Las Vegas will not execute any additional lease or contract or obtain any new permit, contract affecting the real property or amend, modify, renew, extend or terminate any of the leases, contracts or permits in any respect without the prior approval of LVTI, which approval may be withheld in the sole and absolute discretion of LVTI; provided, however, Sahara Las Vegas may in the ordinary course of business execute new leases or contracts or amend the leases or contracts without LVTI’s approval, provided that all such leases, contracts or amendments provide that the lease or contract in question is terminable on sixty (60) days notice or less;

•	Sahara Las Vegas will not consent to any assignment or sublease requested by any tenant under any of the leases without the prior approval of LVTI, which approval will not be unreasonably withheld or delayed;

•	Sahara Las Vegas will comply in all material respects with the permits and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the real property;

•	Sahara Las Vegas will keep in force property and liability insurance covering the real property at least in amounts as currently in place;

•	Sahara Las Vegas will not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substances in, on or under the real property, or use the real property for any such purposes, or release any hazardous substances into any air, soil, surface water or groundwater comprising the real property, or permit any person using or occupying the real property or any part thereof to do any of the foregoing except in de minimis quantities in compliance with environmental laws;

•	Sahara Las Vegas will comply, and will cause all persons using or occupying the real property or any part thereof to comply, in all material respects, with all environmental laws applicable to the real property, or the use or occupancy thereof, or any operations or activities therein or thereon;

•	Sahara Las Vegas will give written notice of any information indicating that any hazardous substances may be present or any release or threatened release of hazardous substances may have occurred in, on or under the real property (or any nearby real property which could migrate to the real property) or that any violation of any environmental laws may have occurred at the real property to LVTI with a reasonably detailed description of the event, occurrence or condition in question;

•	Sahara Las Vegas will promptly furnish to LVTI copies of all written communications received by Sahara Las Vegas from any person (including notices, complaints, claims or citations that any release or threatened release of any hazardous substances or any violation of any environmental laws has actually or allegedly occurred) or given by Sahara Las Vegas to any person concerning any past or present release or threatened release of any hazardous substances in, on or under the real property (or any nearby real property which could migrate to the real property) or any past or present violation of any environmental laws at the real property;

•	in the event that, prior to the closing date of the exercise of the Option, Sahara Las Vegas receives any written notice from any city, county or other governmental or quasi-governmental authority having jurisdiction over the property of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation, or agreement governing the ownership, planning, development, construction, occupancy, use or maintenance of any portion of the property, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Sahara Las Vegas promptly will deliver a copy of such notice to LVTI; and LVTI will have the option (but will not be required) either to (i) participate with Sahara Las Vegas in responding to such notice, or (ii) seek independently to intervene in such proceeding for the purpose of protecting LVTI’s interests hereunder in and with respect to the property;

•	(i) other than any obligations it may have under the existing loan (and in no event will Sahara Las Vegas allow the amount of money owed under the existing loan to increase beyond the original principal amount of the existing loan), Sahara Las Vegas will not incur any additional liabilities with respect to any monetary new debt, including, without limitation, any mortgage debt, in excess of $100 million, secured by the property or any portion thereof and except for the existing loan and the new debt up to the preceding cap, will not encumber the property with any monetary debt, and the terms of any new debt will include that it may be pre-paid at the closing date of the exercise of the Option without charge or other penalty (any if there is any pre-payment charge or penalty, then any such amounts will be paid by Sahara Las Vegas at the closing date of the exercise of the Option);

•	Sahara Las Vegas will use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Sahara Las Vegas in the Option Agreement to be true and correct on and as of he closing date of the exercise of the Option;

•

at the closing, Sahara Las Vegas will execute and deliver to LVTI a closing certificate certifying to LVTI that all representations and warranties are true and correct on and as of the closing date of the exercise of the Option, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of the Option Agreement and the closing date of the purchase or sale of the property or membership interest (or earlier termination or expiration of the terms of the Option Agreement) which would make any such representation or warranty untrue or incorrect on and as of the closing date of the exercise of the Option;

•	Sahara Las Vegas will not in any manner sell, convey, assign, transfer, encumber, grant any options with respect thereto, or otherwise dispose of, the leases, the personal property, the contracts or the permits if such transactions will adversely affect the value of the land or interfere with LVTI’s use of the land for the purposes of developing a hotel, casino, trade show, and retail complex and related facilities;

•	Sahara Las Vegas will execute such affidavits, indemnities and other certificates or documents as the title company will reasonably require to issue the Title Policy to LVTI;

•	until the earlier of the closing date of the exercise of the Option or termination of the Option Agreement pursuant to its terms, Sahara Las Vegas will not, and will not permit any of its or Archon’s officers, directors, representatives or otherwise, directly or indirectly, to solicit, initiate, encourage or induce the making, submission or announcement of any proposal with respect to the acquisition of the membership interest or the real property.

LVTI has covenanted and agreed with Sahara Las Vegas as follows:

•	LVTI will use its best efforts, in good faith and with diligence, to cause all of the representations and warranties made by LVTI in the Option Agreement to be true and correct on and as of the closing date of the exercise of the Option;

•	at the closing of the sale of property or membership interest, LVTI will execute and deliver to Sahara Las Vegas an LVTI’s closing certificate, certifying to Sahara Las Vegas that all such representations and warranties are true and correct on and as of the closing date of the exercise of the Option, with only such exceptions therein as are necessary to reflect facts or circumstances arising between June 24, 2006 and the closing date of the exercise of the Option (or earlier termination or expiration of the terms of the Option Agreement) which would make any such representation or warranty untrue or incorrect on and as of the closing date of the exercise of the Option.

Indemnification

All representations and warranties made in the Option Agreement by LVTI and Sahara Las Vegas and in LVTI’s and Sahara Las Vegas’ closing certificates will survive the closing date of the exercise of the Option for one year.

LVTI has agreed to indemnify and defend Sahara Las Vegas against and hold Sahara Las Vegas harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Sahara Las Vegas if any representation or warranty made by LVTI in LVTI’s representations and warranties or in LVTI’s closing certificate was untrue or incorrect in any respect when made or that may be caused by any breach by LVTI of any such representation or warranty; provided, however, that the provisions of this indemnity provision will be of no further force or effect from and after the date that is one year after the closing date of the exercise of the Option.

Sahara Las Vegas will indemnify and defend LVTI against and hold LVTI harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, but excluding consequential, special or punitive damages, that may be suffered or incurred by LVTI after the closing date of the exercise of the Option if any representation or warranty made by Sahara Las Vegas in the Option Agreement or in Sahara Las Vegas’ closing certificate was untrue or incorrect in any material respect when made and LVTI did not know that such representation or warranty was untrue or incorrect as of the closing date of the exercise of the Option; provided, however, that, except with respect to any liabilities of the limited liability company indemnified by Sahara Las Vegas under this indemnity clause which were not approved by LVTI in the event LVTI elects to purchase the membership interest, (i) Sahara Las Vegas’ aggregate liability will not under any circumstances exceed three percent (3%) of the total purchase price paid in accordance with the terms of the Option Agreement and (ii) the representations and warranties and indemnifications will be of no further force or effect from and after the date that is one year after the closing date of the exercise of the Option.

If the membership interest is purchased, Sahara Las Vegas will indemnify and defend LVTI against and hold LVTI harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on (i) any failure by Sahara Las Vegas to perform, during the period from and after the date the property is transferred to the limited liability company to the closing date of the exercise of the Option, all obligations of Sahara Las Vegas in accordance with the leases, the contracts or the permits, during such period, or (ii) any breach, default or violation by Sahara Las Vegas (or any event by Sahara Las Vegas or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Sahara Las Vegas) under the leases, the contracts or the permits that occurs during the period from and after the date the property is transferred to the limited liability company to the closing date of the exercise of the Option, or (iii) any personal injury or damage to property of third persons occurring in, on or about the real property, during the period from and after the date the property is transferred to the limited liability company to the closing date of the exercise of the Option, or (iv) any liabilities of the limited liability company arising during the period from and after the date the property is transferred to the limited liability company to the closing date of the exercise of the Option; except to the extent in any such case the claim, demand, liability, loss, damage, cost or expense was not approved by LVTI or is caused by LVTI or LVTI’s agents or representatives.

Conditions t o the Option Agreement

The obligations of Sahara Las Vegas to consummate the transactions contemplated by the Option Agreement are subject to satisfaction or waiver of the following conditions:

•	LVTI is not in default in any material respect in the performance of any covenant or agreement to be performed by LVTI Option Agreement;

•	all representations and warranties made by LVTI in the Option Agreement are true and correct in all material respects as if made on and as of on the closing date of the exercise of the Option;

•	Sahara Las Vegas has received LVTI’s closing certificate, executed by LVTI, in which LVTI certifies to Sahara Las Vegas that all representations and warranties made by LVTI in the Option Agreement are true and correct on and as of the closing date of the exercise of the Option;

•	there is no pending judicial or administrative suit, action, inquiry or other proceeding, brought by any governmental entity, against Sahara Las Vegas which challenges the validity or legality of any of the transactions contemplated by Option Agreement; and

•	on or before the closing date of the exercise of the Option, Sahara Las Vegas will have delivered to LVTI the Notice of Archon Mailing.

The obligations of LVTI to consummate the transactions contemplated on the closing date of the exercise of the Option under the Option Agreement are subject to satisfaction or waiver of all of the following conditions:

•	Sahara Las Vegas is not in default in any material respect in the performance of any covenant or agreement to be performed by Sahara Las Vegas under the Option Agreement;

•	all representations and warranties made by Sahara Las Vegas in the Option Agreement are true and correct in all material respects as if made on and as of the closing date of the exercise of the Option;

•	LVTI has received Sahara Las Vegas’ closing certificate, executed by Sahara Las Vegas, in which Sahara Las Vegas certifies to LVTI that all representations and warranties made by Sahara Las Vegas in the Option Agreement of are true and correct in all material respects on and as of the closing date of the exercise of the Option, without exceptions;

•	there is no pending judicial or administrative suit, action, investigation, inquiry or other proceeding, brought by any person, against LVTI or Sahara Las Vegas which challenges the validity or legality of any of the transaction contemplated by Option Agreement;

•	on or before the closing date of the exercise of the Option, Sahara Las Vegas will have delivered to LVTI the Notice of Archon Mailing;

•	the title company will be unconditionally and irrevocably committed to issue to LVTI an American Land Title Association Owner’s Policy Form of title insurance, with liability of $450 million, together with the following endorsements, or the substantial equivalent thereof: ALTA Form 9.1; Form 103.11 Form 129; Form 116.1; Form 116.7; Form 55, Utility Availability Endorsement; Special – Lack of Signatures Endorsement; and Form 123.1 (subject to the following: (i) that such endorsements do not require any affidavits or indemnities from Sahara Las Vegas or the limited liability company, as applicable, other than a customary owner’s affidavit; and (ii) that, if the title company requires a completed land survey, including, without limitation, an ALTA survey, as a condition to issuing any of the foregoing endorsements, then the title company’s being unconditionally and irrevocably committed to issue to LVTI any such endorsements will not be a condition to close under the Option Agreement unless LVTI has provided the required survey(s) to the title company sufficiently in advance of the closing) and, if the membership interest is being purchased, a “non-imputation” endorsement, insuring LVTI that fee simple title to the real property is vested in LVTI, if LVTI has elected to purchase the property, or in the limited liability company, if LVTI has elected to purchase the membership interest, in each case, subject only to certain exceptions;

•	if LVTI has elected to purchase the membership interest, the title company will be unconditionally and irrevocably committed to issue to LVTI a the UCC Policy with liability of $450 million.

Notwithstanding anything to the contrary in the Option Agreement, if LVTI elects to purchase the membership interest, and, for any reason whatsoever, LVTI determines at any point prior to the closing date that LVTI instead desires to purchase the real property and related personal property and agreements, or, if Sahara Las Vegas is unable to deliver at closing the membership interest as required under the Option Agreement, and, therefore, LVTI desires to purchase the real property and related personal property and agreement instead, then LVTI will have the right, by written notice to Sahara Las Vegas given prior to the closing, to convert the purchase from a membership interest purchase to a purchase of the real property and related personal property and agreements and to extend the closing date of the purchase and sale of the property up to 15 days.

Termination

Under the Option Agreement, LVTI has the right, at any time during the option term, to terminate the Option Agreement for any reason effective upon notice to Sahara Las Vegas. The Option may be exercised by LVTI at any time after the last day of the 12th full calendar month and on or before the last day of the 18th full calendar month following the date on which the second deposit is paid; provided that Sahara Las Vegas gives written notice of the option term expiration to LVTI no earlier than 60 days prior to the end of the option term. If Sahara Las Vegas fails to give the written notice, the option term will be extended by 30 days after the last day of the 18th full calendar month following the date on which the second deposit is paid.

All payments to Sahara Las Vegas prior to termination by LVTI, or prior to deemed termination of the Option Agreement, will be retained by Sahara Las Vegas, except Sahara Las Vegas will be required to repay all payments under the Option Agreement if (i) Sahara Las Vegas intentionally materially defaults in its obligations under the Option Agreement or fails to deliver the Notice of Archon Mailing or (ii) the consent of consenting stockholders is reversed or declared void by a final, non-appealable judgment or other government action.

In the event of a termination of the Option Agreement by LVTI, or deemed termination if LVTI does not exercise the Option in accordance with the terms of the Option Agreement prior the final date therefor (as describe in the first paragraph above under “Termination”), neither party will have any further obligation to the other, except for obligations which, by the provisions of the Option Agreement, specifically survive termination, including, among other things, the indemnification obligations described in “Indemnification” above and LVTI’s obligation to file a termination of the Memorandum of Option and the obligations described in “Indemnification” above.

Assig nment

The Option Agreement benefits and binds Sahara Las Vegas and LVTI and their respective personal representatives, heirs, successors and assigns. LVTI may not transfer or assign its rights or obligations under the Option Agreement without the prior written consent of Sahara Las Vegas. Notwithstanding the foregoing, LVTI has the right, without releasing LVTI from any obligation under the Option Agreement, by giving notice to Sahara Las Vegas to assign the Option Agreement to (i) any person or entity controlling, controlled by or under common control with LVTI, in which event Sahara Las Vegas’ consent to such assignment will not be required, or (ii) to any other person or entity designated by LVTI in such notice subject to Sahara Las Vegas’ consent, which may be withheld only if such assignee is owned or controlled directly or indirectly by (A) any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person, or (B) any person or entity of ill repute. If Sahara Las Vegas’ consent is required to an assignment by LVTI, Sahara Las Vegas will provide, or withhold, its consent pursuant to this assignment provision by giving written notice to LVTI within five business days following the date of LVTI’s assignment notice. For the purposes of the assignment provision “control” will mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

Waiver

No waiver of any provision of the Option Agreement or any breach of the Option Agreement will be effective unless the waiver is in writing and signed by the waiving party and any such waiver will not be deemed a waiver of any other provision of the Option Agreement or any other or subsequent breach of the Option Agreement.

INFORMATION ABOUT OTHER PROPOSALS

Other Matters

Archon is presenting no other matters to a vote of the stockholders.

ADDITIONAL INFORMATION ABOUT ARCHON

Beneficial Ownership Of Common Stock

The following sets forth information regarding beneficial ownership of the Common Stock as of July 31, 2006, by (i) each person known to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each director of Archon; and (iii) all directors and officers of Archon as a group.

Named Beneficial Owner	Shares of Common Stock			Percentage Owned
Paul W. Lowden (1)	4,980,144	(2	)(3)	75.5%
Suzanne Lowden	4,792	(4	)(5)	*
John W. Delaney	13,750	(6)		*
William J. Raggio	17,972	(6)		*
Howard Foster	5,300			*
Jay Parthemore	175,249	(7)		2.8%
All Directors and Officers as a group (7 persons)	5,197,207			79.0%

*	Less than 1.0%
(1)	The address for Paul W. Lowden is c/o Archon Corporation, 4336 Losee Road, Suite 5, North Las Vegas, Nevada 89030. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2)	Includes 1,528,970 shares held by LICO, which is wholly owned by Mr. Lowden and 359,510 shares that may be acquired upon the exercise of outstanding stock options.
(3)	Includes 804,941 shares held by LICO, which is wholly owned by Mr. Lowden.
(4)	Includes 4,521 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.
(5)	Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.
(6)	Includes 12,500 shares that may be acquired upon the exercise of outstanding stock options.
(7)	Includes 9,342 shares in investment accounts held by Mr. Parthemore’s spouse and mother-in-law. Although Mr. Parthemore has investment power over these securities, Mr. Parthemore disclaims beneficial ownership in these securities.

Where Stockholders Can Find More Information

Archon files annual, quarterly and special reports, information statements and other information with the SEC. These reports, information statements and other information contain additional information about Archon and will be made available for inspection and copying at Archon’s executive offices during regular business hours by any Company stockholder or a representative of a stockholder as so designated in writing.

Company stockholders may read and copy any reports, statements or other information filed by Archon at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filings by Archon with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

The SEC allows Archon to “incorporate by reference” information into this information statement. This means that Archon can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that Archon files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Archon later files with the SEC may update and supersede the information in this information statement. Archon incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the special meeting. Archon also incorporates by reference into this information statement the following documents filed by it with the SEC under the Exchange Act:

Filings by Archon:

• Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

• Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005;

• Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

• Definitive Proxy Statement on Form 14A filed May 1, 2006, as amended;

• Current Reports on Form 8-K filed March 1, 2006 and June 29, 2006.

Archon undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference into this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. Requests for copies of Archon’s filings should be directed to Archon Corporation, 4336 Losee Road, Suite 5, North Las Vegas, Nevada 89030., and Archon’s telephone number is (702) 732-9120, Attn: John M. Garner

The delivery of this information statement should not create an implication that there has been no change in the affairs of Archon since the date of this information statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained or incorporated by reference in this information statement. Archon has not authorized anyone to provide information that is different from that contained in this information statement. This information statement is dated [            ], 2006. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

The information contained or incorporated by reference in this document is not intended to be legal, tax or investment advice. Stockholders are strongly encouraged to consult with his, her or its own legal, tax and financial advisors regarding the consequences of the transactions described in this document.

Dated: [ ], 2006
Paul W. Lowden, President and Chief Executive Officer

ANNEX A

OPTION AGREEMENT

By and between

SAHARA LAS VEGAS CORP.,

a Nevada corporation,

and

LVTI LLC,

a Delaware limited liability company

June 24, 2006

2600 LAS VEGAS BOULEVARD SOUTH

CLARK COUNTY, NEVADA

A-i

ARTICLE 9 Closing		19
9.1	Place of Closing and Procedure	19
9.2	Possession	21
9.3	Closing Costs	21
9.4	Prorations	22
9.5	Section 1031 Exchange	22

ARTICLE 10 General		23
10.1	Notices	23
10.2	Arbitration	24
10.3	[Intentionally Omitted.]	25
10.4	Governing Law	25
10.5	Construction	25
10.6	Terms Generally	25
10.7	Further Assurances	25
10.8	Partial Invalidity	25
10.9	Waivers	25
10.10	[Intentionally Omitted]	25
10.11	Assignment	25
10.12	[Intentionally Omitted]	26
10.13	Miscellaneous	26

Exhibit A	Preliminary Report
Exhibit B	Notice of Exercise of Option
Exhibit C	Memorandum of Option
Exhibit D	Quitclaim Deed
Exhibit E	Memorandum of Confirmation of Termination of Option Agreement
Exhibit F	Grant, Bargain, Sale Deed
Exhibit G	Optionor’s Closing Certificate
Exhibit H	Optionee’s Closing Certificate
Exhibit I	Certificate of Non-Foreign Status
Exhibit J	Notice of Archon Mailing
Exhibit K	Assignment Agreement (Membership Interest)

A-ii

OPTION AGREEMENT

THIS OPTION AGREEMENT (“Agreement”), is made as of June 24, 2006, by and between Sahara Las Vegas Corp., a Nevada corporation (“Optionor”), and LVTI LLC, a Delaware limited liability company (“Optionee”).

RECITALS

WHEREAS, Optionor is the owner in fee simple of the Property (as such term is defined in Paragraph 3.1, below)

W I T N E S S E T H:

In consideration of the covenants in this Agreement, the parties hereto agree as follows:

ARTICLE 1

The Option

1.1 Grant of Option. Optionor hereby grants to Optionee the exclusive and irrevocable right (the “Option”), at Optionee’s election (i) to purchase the entire Membership Interest (as such term is defined in Paragraph 3.2 of this Agreement) of LVT LLC (as such term is defined in Paragraph 1.3 of this Agreement) on the terms and in accordance with this Agreement or (ii) to purchase the Property on the terms and in accordance with this Agreement.

1.2 Term. The term of the Option shall commence on the date of this Agreement and shall terminate at midnight local time on the last day of the eighteenth (18th) full calendar month following the date the Second Deposit referred to in Paragraph 2.2 is paid to Optionor (the “Option Term”); provided, however, Optionor shall give written notice to Optionee no earlier than the sixtieth (60th) day in advance of the date on which the Option shall end in accordance with the provisions of this Agreement (the “Option Term End Date”) and, notwithstanding any other provisions of this Agreement, Optionee shall have until the later of (1) thirty (30) days from the date such notice is received by Optionee or (2) the Option Term End Date to exercise the Option in the manner provided in Paragraph 1.3 below. If no notice is given by Optionor, then the Option Term shall extend thirty (30) days after the Option Term End Date. Optionee shall have the right, at any time during the Option Term, to terminate this Agreement for any reason whatsoever effective upon notice to Optionor. Except as otherwise expressly provided in this Agreement, all Option Payment Installments paid to Optionor prior to termination by Optionee, or prior to deemed termination of this Agreement, shall be retained by Optionor and in the event of such termination by Optionee or deemed termination neither party shall have any further obligation to the other, except for obligations which by the provisions of this Agreement specifically survive termination. Within five (5) Business Days after the date of the Second Deposit, Optionor and Optionee shall execute a memorandum setting forth the precise dates for any requirements under this Agreement the dates of performance of which are based on the date of Second Deposit, including, without limitation, the last day of the Option Term and the dates on which any Option Payments (as such term is defined in Paragraph 2.2 of this Agreement) are due; provided, however, that a party’s failure or refusal to execute such a memorandum shall not affect the enforceability of this Agreement. The Option shall be deemed to terminate if the Option is not exercised by the Optionee in accordance with the terms of this Agreement on or before the final date to do so as provided above in this Paragraph.

1.3 Exercise; Formation of LVT LLC. Optionee may exercise the Option by giving notice, at any time after the last day of the twelfth (12th) full calendar month after the date of the Second Deposit and before the Option terminates, of exercise of the Option to Optionor, in the form of Exhibit B attached hereto, on which notice Optionee shall specify whether it elects to purchase the Membership Interest or the Property (the “Exercise Notice”). The Exercise Notice shall specify the closing date (the “Closing Date”), which date shall be a Business Day and shall be no earlier than sixty (60) days after the date of the Exercise Notice and no later than ninety (90) days after the date of the Exercise Notice. Upon the exercise of the Option, Optionor shall be obligated to sell either the Membership Interest to Optionee, if Optionee has elected to purchase such interest, or the Property to Optionee, if Optionee has elected to Purchase the Property, and Optionee shall be obligated to buy the Membership Interest from Optionor, if Optionee has elected to purchase such interest, or the Property from Optionor, if Optionee has elected to Purchase the Property, in either case in accordance with this Agreement, subject to the provisions of Paragraph 8.3 of this Agreement. If in the Exercise Notice, Optionee has elected to purchase the Membership Interest, then, within five (5) Business Days after the date of the Exercise Notice, Optionor shall provide Optionee, for Optionee’s review and approval in Optionee’s sole and absolute discretion, with a proposed operating agreement for the Delaware limited liability company which Optionor proposes to form and to transfer fee simple title to the Property immediately prior to the Closing, which new limited liability company shall have as its name “LVT LLC”, if such name is then available from the Delaware Secretary of State, or such other name as Optionee may reasonably request in the Exercise Notice (“LVT LLC”). Within five (5) Business Days after Optionee’s receipt of the proposed operating agreement for the LVT LLC, Optionee shall provide Optionor with any comments to the proposed operating agreement, and Optionor, if it is willing to revise the proposed operating agreement as requested, shall cause the operating agreement to be revised to incorporate such comments. In the event Optionor is unwilling to revise the operating agreement to reflect Optionee’s comments, then Optionor and Optionee shall promptly confer in good faith to resolve any disagreement regarding Optionee’s comments; provided, however, if the parties are unable to reach agreement on the form of the proposed operating agreement within five (5) Business Days after such discussion, then Optionee may elect to purchase the Property in lieu of the Membership Interest.

1.4 Memorandum of Option. On the date of this Agreement, Optionor and Optionee shall execute and acknowledge and deliver a Memorandum of Option (the “Memorandum of Option”) in the form of Exhibit C attached hereto, to be deposited and held in Escrow with the Title Company (as such terms are defined in this Agreement) to be recorded in the Official Records of the County of Clark, State of Nevada against the Property upon payment of the Second Deposit, as defined in Paragraph 2.2(ii), below. In addition, on the date of this Agreement, Optionor and Optionee shall execute, and acknowledge and deliver a proper termination of the Memorandum of Option describing the Real Property (as such term is defined in this Agreement) to evidence termination of the Option and to discharge the Memorandum of Option (the “Termination of Memorandum of Option”) to be deposited and held in Escrow with the Title Company to be recorded against the Property in the event that the Option expires or is otherwise terminated (or deemed terminated) in accordance with the terms of this Agreement. The provisions of this Paragraph 1.4. shall survive the expiration or sooner termination of this Agreement.

1.5 Optionee’s Remedies for Breach. If Optionor shall default under any representation, covenant or other obligation of Optionor set forth in this Agreement (which default is not waived in writing by Optionee), then Optionee shall have the right, as its sole remedy, to either (a) seek the remedy of specific performance (together with reasonable attorneys’ fees and expenses and other reasonable expenses incurred in connection with seeking any such action for specific performance enforcement), or (b) in the event Optionor’s default shall be an intentional material default of a representation or covenant of Optionor under this Agreement, terminate this Agreement and receive a refund of all Option Payment Installments previously made by Optionee. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event the Closing occurs, Optionee’s sole remedy shall be for a breach of Optionor’s representations and warranties contained in Section 6.1 of this Agreement or in Optionor’s Closing Certificate, which remedy shall be further limited as set forth in Paragraph 7.1(l) of this Agreement.

ARTICLE 2

Purchase Price; Option Payment

2.1 Purchase Price. The total purchase price for the Membership Interest or the Property, as the case may be, shall be Four Hundred Fifty Million and No/100 Dollars ($450,000,000.00), subject to any reduction in such amount pursuant to Paragraph 5.7 of this Agreement (the “Purchase Price”), plus any Carry Option Payments made prior to Closing. At the Closing, Optionee shall pay the total Purchase Price (i) to Optionor if Optionee elects to purchase the Membership Interest or (ii) to Optionor if Optionee elects to purchase the Property. Optionee shall pay the Purchase Price in cash in immediately available funds and otherwise subject to the terms of this Agreement, including, without limitation, Paragraphs 2.2 and 5.7 of this Agreement.

2.2 Option Payment. As consideration for the Option, Optionee shall pay option payments as follows:

(i) within three (3) Business Days after the date of this Agreement, the amount of Five Million and No/100 Dollars ($5,000,000.00) (the “Initial Deposit”). The Initial Deposit shall be fully refundable to Optionee if Optionee terminates this Agreement on or before 11:59 p.m. on the thirtieth (30th) day following the date of this Agreement (the “Initial Termination Date”) (the initial period commencing on the date of this Agreement and expiring on the Initial Termination Date, is hereinafter referred to as the “Initial Due Diligence Period”). Thereafter, the Initial Deposit shall be non-refundable, subject to the provisions of this Paragraph 2.2;

(ii) on or before the later of (1) the sixtieth (60th) day after the Initial Termination Date and (2) the date the Company delivers the Notice of Archon Mailing confirming that Archon (as defined below) has mailed the Information Statement to its stockholders in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in substantially the form of Exhibit J of this Agreement, as required under Paragraph 7.1(i) of this Agreement, the amount of

Forty Million and No/100 Dollars ($40,000,000.00) (the “Second Deposit”) provided, however if such 60th day after the Initial Termination Date is not a Business Day, then the last day of such 60th day shall be the next occurring Business Day after the expiration of such 60-day period. The Second Deposit shall be non-refundable, subject to the provisions of this Section 2.2;

(iii) on or before the first day of the thirteenth (13th) full calendar month following the date of the Second Deposit, and thereafter, on or before the first (1st) day of each subsequent calendar month until the earlier of the Closing or the expiration of the Option Term, the amount of Two Million One Hundred Ninety-Three Thousand Seven Hundred Fifty and No/100 Dollars ($2,193,750.00)(each installment of $2,193,750.00 is hereinafter referred to as a “Carry Option Payment”).

The Initial Deposit, the Second Deposit, and each of the Carry Option Payments are hereinafter referred to generally as “Option Payment Installments” and collectively as the “Option Payment”. The Initial Deposit shall be deposited in cash in immediately available funds in Escrow (as such term is defined in Paragraph 9.1 of this Agreement) with the Title Company (as such term is defined in Paragraph 3.1(a) of this Agreement) to be held by the Title Company in an interest bearing account designated by Optionee, for the benefit of Optionee. On the Initial Termination Date, the Initial Deposit shall be non-refundable (except as expressly set forth to the contrary in this Paragraph 2.2) and shall be transferred to Optionor, and any interest earned thereon while in Escrow shall be transferred to Optionee. The Second Deposit and each of the Carry Option Payments, if any, shall be paid directly to Optionor in cash in immediately available funds. If Optionor and Optionee complete the purchase and sale of the Membership Interest or of the Property, then the Initial Deposit and the Second Deposit (but not the Carry Option Payments) shall be applied to payment of the total Purchase Price of the Membership Interest or of the Property, as the case may be, in accordance with Paragraph 2.1 of this Agreement. For avoidance of doubt, each Carry Option Payment paid by Optionee to Optionor, if any, shall not be applied to the Purchase Price. Notwithstanding the foregoing, Optionor acknowledges that if Optionee exercises the Option and the Closing occurs prior to the date(s) on which certain Option Payment Installments would otherwise be due, or this Agreement terminates for any reason prior to the expiration of the full Option Term, Optionee shall not be obligated to make any further Option Payment Installments, it being agreed that no such payments shall be due after the Closing Date or, except as expressly set forth to the contrary in this Agreement, after this Agreement terminates. Notwithstanding anything to the contrary in this Agreement, all Option Payment Installments made by Optionee shall be fully refundable to Optionee if (i) Stockholder Consent (as defined below) is reversed or declared void by a final, non-appealable judgment or other governmental action or (ii) if the Closing fails to occur as a result of Optionor’s intentional material default of its obligations under this Agreement or as a result of failure to deliver the Notice of Archon Mailing; under no other circumstances shall the Option Payment Installments made by Optionee be refundable. If Stockholder Consent is reversed or declared void by a final, non-appealable judgment or other governmental action, or if the Closing fails to occur as a result of Optionor’s intentional material default of its obligations under this Agreement or failure to delivery the Notice of Archon Mailing, then Optionee may terminate this Agreement upon written notice to Optionor, whereupon Optionor shall promptly return to Optionee all Option Payment Installments already made by Optionee, and Optionee shall be entitled to no other remedy, and, if this Agreement is so terminated by Optionee, then the return of such Option Payments to Optionee shall be Optionee’s sole and exclusive remedy at law or in equity. Optionor and Optionee agree that, under the circumstances existing as of the date of this Agreement, actual damages may be difficult to ascertain and the Option Payment Installments and all interest thereon is a reasonable estimtate of the damages that will be incurred by Optionee if Optionor materially defaults under or materially breaches this Agreement and this Agreement terminates. Optionor and Optionee each shall give to the Title Company appropriate written escrow instructions regarding the Option Payment consistent with this Agreement.

2.3 Liquidated Damages. OPTIONOR AND OPTIONEE AGREE THAT, IF THIS AGREEMENT TERMINATES BECAUSE OPTIONEE MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, ALL OPTION PAYMENT INSTALLMENTS ALREADY MADE SHALL BE RETAINED BY OPTIONOR AS LIQUIDATED DAMAGES AND AS OPTIONOR’S SOLE REMEDY AT LAW OR IN EQUITY. OPTIONOR AND OPTIONEE AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE OPTION PAYMENT INSTALLMENTS AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY OPTIONOR IF OPTIONEE MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND THIS AGREEMENT TERMINATES.

OPTIONOR’S INITIALS:                                OPTIONEE’S INITIALS:

ARTICLE 3

The Property; The Membership Interest

3.1 The Property. The term “Property” as used herein, shall mean, collectively, the following:

(a) the real property in County of Clark, State of Nevada, commonly known as the 2600 Las Vegas Boulevard South, described in Preliminary Title Report, bearing Order No. 601181-LJJ dated as of May 31, 2006 (the “Preliminary Report”), prepared by Stewart Title Company of Nevada (the “Title Company”), attached hereto as Exhibit A (the “Land”), together with all of Optionor’s right, title and interest in and to all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property (all such real property, buildings, structures, improvements, machinery, fixtures, equipment, easements and rights are collectively the “Real Property”);

(b) all of Optionor’s right, title and interest in and to all leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements (the “Leases”) with all persons (“tenants”) leasing, using or occupying the Real Property or any part thereof;

(c) all of Optionor’s right, title and interest in and to all tangible and intangible personal property located at the Real Property (the “Personal Property”);

(d) all of Optionor’s right, title and interest in and to all contracts, agreements, warranties and guaranties pertaining to the Property (the “Contracts”) to the extent transferable; and

(e) all of Optionor’s right, title and interest in and to all building permits, certificates of occupancy, and other certificates, permits, licenses and approvals pertaining to the Property (the “Permits”) to the extent transferable.

The parties agree that (1) the Real Property and the Personal Property is purchased “As Is”, with all faults, and without warranty except as otherwise expressly set forth in this Agreement and (2) that the Purchase Price is allocated entirely to the Land and that the improvements, buildings, structures, fixtures and Personal Property located on the land have no value whatsoever.

3.2 The Membership Interest. The term “Membership Interest” as used in this Agreement, shall mean the entire interest of Optionor as the sole member of LVT LLC under the laws of the State of Delaware.

ARTICLE 4

Completion of the Sale of the Membership Interest; Completion of Sale of and Title to the Property

4.1 Completion of Sale of the Membership Interest. If Optionee exercises the Option prior to the end of the Option Term and, in such exercise, elects to purchase the Membership Interest, then the purchase and sale of the Membership Interest shall be completed in accordance with Article 9 hereof, and at the Closing, Optionor shall convey title to the Membership Interest by duly executed assignment agreement in the form attached hereto as Exhibit K (the “Assignment of Membership Interest”), free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

4.2 Completion of Sale of the Property. If Optionee exercises the Option prior to the end of the Option Term and, in such exercise, elects to purchase the Property, then the purchase and sale of the Property shall be completed in accordance with Article 9 hereof, and:

(a) Real Property. At the Closing, Optionor shall convey fee simple title to the Real Property to Optionee, by a duly executed and acknowledged grant, bargain, sale deed (the “Deed”) in the form of Exhibit F attached hereto, free and clear of all liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions of any kind or nature whatsoever, except only the following (the “Permitted Exceptions”): (a) the matters shown in the Preliminary Report (other than the deed of trust and the assignment of rent securing the Existing Debt and shown as items 19 and 20, respectively, on the Preliminary Report, and other than to the extent such matters are customarily removed by the Title Company upon delivery of a customary owner’s affidavit from Optionor or LVT LLC, as applicable), (b) the Leases, (c) any matters shown on any survey prepared by Optionee in accordance with this Agreement, (d) any liens or encumbrances caused by Optionee or Optionee’s agents or representatives, (e) any issues revealed by an inspection of the Real Property, (f) any taxes or similar charges that are not yet delinquent (subject to Paragraph 9.4 of this Agreement), and (g) any New Debt (as such term is defined in this Agreement) that Optionee elects to assume. Optionee acknowledges that the Real Property is encumbered by a first lien mortgage loan held by Colonial Bank and evidenced by the deed of trust, dated December 15, 2003, described in the Preliminary Report (such loan, the “Existing Loan”), which Existing Loan will be repaid in full at or before Closing in accordance with the provisions of this Agreement;

(b) Leases. At the Closing, Optionor shall assign Optionor’s interest in the Leases to Optionee, by a duly executed, commercially reasonable form of Assignment of Leases free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever;

(c) Personal Property. At the Closing, Optionor shall transfer Optionor’s interest in the Personal Property to Optionee, by a duly executed, commercially reasonable form of Bill of Sale (the “Bill of Sale”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever;

(d) Contracts. At the Closing, Optionor shall assign Optionor’s interest in the Contracts to Optionee, by a duly executed, commercially reasonable form of Assignment of Contracts (the “Assignment of Contracts”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, to the extent such interest is assignable; and

(e) Permits. At the Closing, Optionor shall assign the Permits to Optionee, by a duly executed, commercially reasonable form of Assignment of Permits (the “Assignment of Permits”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, to the extent such interest is assignable.

ARTICLE 5

Review of the Property

5.1 Delivery of Documents. The term “Business Day” as used in this Agreement, shall mean any day Monday through Friday except public holidays in the State of Nevada. Within ten (10) Business Days after the date of this Agreement, Optionor shall deliver or make available to Optionee the following documents insofar as any thereof have heretofore been prepared by, for or at the request of Optionor or are in the possession of or available to Optionor:

(a) Copies of all of the Leases;

(b) Copies of all of the Contracts;

(c) Copies of all of the material Permits; and

(d) Copies of all material environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property.

In addition, at all times during the Option Term, Optionor shall promptly provide to Optionee any material agreements entered into by Optionor or its affiliates during the Option Term with respect to the Property.

5.2 Access for Review. At all reasonable times during the Option Term, Optionor shall provide Optionee and Optionee’s representatives with access to the Real Property. Optionee shall indemnify and defend Optionor against and hold Optionor harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from any claim demand, liability loss, damages, cost or expense, including, without limitation, bodily injury, property damage or mechanics’ lien claim caused by Optionee in connection with entry on the Real Property by Optionee pursuant to this Paragraph 5.2, except any matter to the extent caused by the gross negligence or willful misconduct of Optionor. The Optionee shall maintain liability insurance with minimum coverage of $2,000,000 per occurrence combined single limit for bodily injury and property damage, with a $2,000,000 general aggregate limit, at all times during any review or investigation of the Real Property. Optionor shall be named as an additional insured under such policy. If Optionee performs any invasive testing or investigation of the Property or damages the Property during Optionee’s review or investigation thereof, then Optionee shall restore or repair the Property to its condition prior to such invasive testing or investigation or review or investigation; provided, however, that Optionee shall not be required to perform such restoration or repair with respect to any structures existing on the Property if the damage does not impair the use or value of the Property.

5.3 Property Approval Period. At all reasonable times during the Option Term, Optionee shall have the right to review and investigate the physical and environmental condition of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Real Property, and any other factors or matters relevant to Optionee’s decision to purchase the Property. Optionee may determine whether or not the Property is acceptable to Optionee during the Option Term. If, during the Option Term, Optionee determines that the Property is not acceptable for any reason whatsoever, Optionee shall have the right, by giving written notice to Optionor on or before the last day of the Option Term, as such term may be extended, to terminate this Agreement. If Optionee exercises the right to terminate this Agreement in accordance with this Paragraph 5.3, this Agreement shall terminate as of the date such termination notice is given by Optionee, and Optionee shall have no obligation to make any further Option Payment Installments. Except as otherwise expressly provided in this Agreement all Option Payment Installments paid to Optionor prior to termination by Optionee, or deemed termination, shall be retained by Optionor and in the event of such termination neither party shall have any further obligation to the other, except for obligations which by the provisions of this Agreement specifically survive termination.

5.4 Survey. Optionee shall have the right to cause to be prepared a land survey of the Real Property and any improvements located thereon or other features thereof or located thereon, including, without limitation, an ALTA survey.

5.5 Environmental Definitions. As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., and the Clean Water Act, 33 U.S.C. § 1251, et seq. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

5.6 Pursuit of Entitlements. During the Option Term, Optionee shall have the right to pursue various entitlements with respect to the Property as Optionee may desire or be required to obtain (the “Entitlements”), and, in that regard, Optionee shall have the right to cause such applications, requests, proposed zoning code amendments, maps, plats, reports, studies, and other related documents to be prepared and take such actions as are necessary to obtain any desired or required Entitlements. Optionee and Optionor shall cooperate with each other, and Optionor shall also cooperate with any agent, representative, contractor, consultant, or employee of Optionee in the obtaining of any of the Entitlements. Such cooperation shall include, without limitation, the prompt review, approval and execution by each party of applications, amendments, submissions, and other documents reasonably necessary to obtain the Entitlements, it being understood that Optionor may need to provide written statements or certifications to the effect that Optionee has the right to obtain, and/or act as Optionor’s agent in obtaining, such Entitlements notwithstanding that Optionee is not the owner of record of the Property. Optionor and Optionee shall communicate with each other on the progress of such efforts. During the Option Term, Optionee shall have the right to contact, meet with and conduct hearings with the applicable governmental authorities and other entities and any other governmental entity that may have jurisdiction over the Entitlements or the Property for the purposes of obtaining the Entitlements. Optionee shall pay all application fees or costs paid to governmental agencies, as well as all costs and expenses incurred by Optionee for consultants, attorneys and architects or other persons engaged by Optionee to assist Optionee in obtaining Entitlements and Optionor shall not be responsible for any such fees, costs or expenses.

5.7 “Fontainebleau” Easement. Optionor and Optionee acknowledge that a neighboring property owner of the Real Property (“Fontainebleau”) may desire an easement, or other right of access, over a portion of the Real Property in order to provide certain access to the public street commonly known as Paradise Road (any such agreement, an “Easement Agreement”). Both Optionee and Optionor shall jointly negotiate with Fontainebleau regarding the terms of an Easement Agreement subject to the following: (i) if the Easement Agreement would be effective as of, or would have, as an effective date, a date that is on or prior to the Closing Date, then both Optionee and Optionor must have approved the Easement Agreement in writing, which approval each of Optionor and Optionee may withhold in its respective sole and absolute discretion, and (ii) if the Easement Agreement would be effective as of, or would have, as an effective date, a date that is after the Closing Date, then Optionee’s signature on the Easement Agreement shall be required and Optionee may refuse to sign the Easement Agreement in Optionee’s sole and absolute discretion. If the terms of the Easement Agreement require Fontainebleau to pay for the rights granted therein, and any such payment is made prior to the Closing Date, then Optionor shall be entitled to receive and retain such payment, and the Purchase Price shall be reduced by the amount of such payment. If the terms of the Easement Agreement require Fontainebleau to pay for the rights granted therein, and any such payment is made after the Closing Date, then Optionee shall be entitled to receive and retain such payment, but the Purchase Price shall not be reduced by the amount of such payment.

ARTICLE 6

Representations and Warranties

6.1 Optionor. The representations and warranties of Optionor in this Paragraph 6.1 and in Optionor’s Closing Certificate (as hereinafter defined) are a material inducement for Optionee to enter into this Agreement. Optionee would not exercise the Option and purchase either the Membership Interest or the Property from Optionor without such representations and warranties of Optionor. Such representations and warranties shall survive the Closing for a period of one (1) year. Optionor represents and warrants to Optionee as of the date of this Agreement and as of the Closing as follows:

(a) Optionor is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of Nevada. Optionor has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Optionor has been duly and validly authorized by all necessary action on the part of Optionor and its affiliates (including Archon Corporation (“Archon”, and collectively with such other affiliates, “Optionor Affiliates”)), including all necessary stockholder and board action, and all required consents and approvals (including the Stockholder Consent, as defined below) have been duly obtained, except that the exercise of the Option shall be subject to the filing and clearance with the Securities and Exchange Commission (the “SEC”) of an Information Statement on Schedule 14C (the “Information Statement”), the mailing thereof to the stockholders of Archon and the passage of twenty (20) days from the mailing date (the “14C Procedures”). This Agreement is a legal, valid and binding obligation of Optionor, enforceable against Optionor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally and, in the case of exercise of the Option, subject to the 14C Procedures.

(b) To Optionor’s best knowledge, no Hazardous Substances are present in, on or under the Real Property or any nearby real property which could migrate to the Real Property, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property. Optionor has never used the Real Property or any part thereof, and has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances. To Optionor’s best knowledge, no underground storage tanks of any kind are located in the Real Property. To Optionor’s best knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply in all material respects with all applicable Environmental Laws, and neither Optionor nor, to Optionor’s best knowledge, any person using or occupying the Real Property or any part thereof is violating any Environmental Laws.

(c) There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or, to the best knowledge of Optionor, threatened or being contemplated against or involving Optionor or any Optionor Affiliate relating to the Real Property or any part thereof and, to Optionor’s best knowledge, there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation. There is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Optionor’s knowledge, threatened, against it.

(d) Optionor is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(e) Neither Optionor nor any Optionor Affiliate has dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Optionee or this Agreement.

(f) As of the Closing, no ground lease, lease, sublease, license, or other agreement providing any occupancy right with respect to the Real Property shall exist which is not terminable on sixty (60) days, or less, advance notice without premium or penalty, except as Optionee shall have approved in writing under Paragraph 7.1(a) of this Agreement.

(g) No tenant or occupant of any of the Real Property or any other third party has any right of first refusal, right of first offer, or other option or right to lease, purchase or otherwise acquire any interest in the Real Property or any portion thereof.

(h) Optionor has title to the Leases, the Personal Property, the Contracts and the Permits, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever and such Leases, Personal Property, Contracts and Permits are all of the Leases, Personal Property, Contracts and Permits pertaining to the Real Property. As of the Closing, no contracts of construction, employment, management, service, or supply or any other contracts or agreements in effect entered into by Optionor or LVT LLC shall exist which may not be terminated by Optionor or LVT LLC on sixty (60) days, or less, advance notice without premium or penalty, except as Optionee shall have approved in writing under Paragraph 7.1(a) of this Agreement.

(i) If Optionee elects to purchase the Membership Interest, then LVT LLC: (1) as of the Closing, shall be the sole owner, in fee simple, of the Property; (2) as of the Closing, shall have no liabilities other than the outstanding balance of the Existing Loan and any New Debt (as such term is defined in Paragraph 7.1(d) of this Agreement; (3) as of the Closing, shall have no non-monetary liabilities or obligations that would interfere with Optionee’s exercise of the Option or the development of the Property as a hotel, casino, trade show, and retail complex and related facilities, and (4) as of the Closing: (a) shall have paid or will pay at Closing all real estate taxes on the Property due and payable at Closing and the years prior thereto have been paid or will be paid at Closing, and (b) shall not have any appeal pending for any prior year’s property tax assessment with respect to the Property.

(j) If Optionee elects to purchase the Membership Interest, then, as of the Closing, Optionor shall own, legally and beneficially, the Membership Interest free and clear of all liens, encumbrances, claims and rights of others.

6.2 Optionee. The representations and warranties of Optionee in this Paragraph 6.2 and in Optionee’s Closing Certificate (as hereinafter defined) are a material inducement for Optionor to enter into this Agreement. Optionor would not enter into this Agreement without such representations and warranties of Optionee. Optionor would not sell the Property to Optionee without such representations and warranties of Optionee. Such representations and warranties shall survive the Closing for a period of one (1) year. Optionee represents and warrants to Optionor as of the date of this Agreement and as of the Closing as follows:

(a) Optionee is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. Optionee has full limited liability company power and authority (including all necessary member authority) to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Optionee have been duly and validly authorized by all necessary action on the part of Optionee (including all necessary member action) and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) Neither Optionee nor any of its affiliates has dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Optionee or this Agreement.

ARTICLE 7

Covenants

7.1 Optionor. Optionor covenants and agrees with Optionee as follows:

(a) LVT LLC shall not make any election to be treated as a corporation for federal or state income tax purposes, and the limited liability company agreement for LVT LLC shall contain such covenant. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall (and to the extent applicable, shall cause LVT LLC) to operate the Property and conduct its business in the ordinary course and in material compliance with all applicable laws, the Leases, Contracts and Permits. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not execute any additional Lease or Contract or obtain any new Permit, Contract affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Permits in any respect without the prior approval of Optionee, which approval may be withheld in the sole and absolute discretion of Optionee; provided, however, Optionor may in the ordinary course of business execute new leases or contracts or amend the leases or contracts without Optionee’s approval, provided that all such leases, contracts or amendments provide that the lease or contract in question is terminable on sixty (60) days notice or less. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not consent to any assignment or sublease requested by any tenant under any of the Leases without the prior approval of Optionee, which approval shall not be unreasonably withheld or delayed. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall comply in all material respects with the Permits and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the term of this Agreement), Optionor shall keep in force property and liability insurance covering the Real Property at least in amounts as currently in place.

(b) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Real Property, or permit any person using or occupying the Real Property or any part thereof to do any of the foregoing except in de minimis quantities in compliance with Environmental Laws. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall comply, and shall cause all persons using or occupying the Real Property or any part thereof to comply, in all material respects, with all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Promptly after Optionor obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Optionor shall give written notice thereof to Optionee with a reasonably detailed description of the event, occurrence or condition in question. Optionor shall promptly furnish to Optionee copies of all written communications received by Optionor from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Optionor to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.

(c) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), in the event that, prior to Closing, Optionor receives any written notice from any city, county or other governmental or quasi-governmental authority having jurisdiction over the Property of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation, or agreement governing the ownership, planning, development, construction, occupancy, use or maintenance of any portion of the Property, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Optionor promptly will deliver a copy of such notice to Optionee; and Optionee will have the option (but will not be required) either to (i) participate with Optionor in responding to such notice, or (ii) seek independently to intervene in such proceeding for the purpose of protecting Optionee’s interests hereunder in and with respect to the Property.

(d) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement) (i) other than any obligations it may have under the Existing Loan (and in no event shall Optionor allow the amount of money owed under the Existing Loan to increase beyond the original principal amount of the Existing Loan), Optionor shall not incur any additional liabilities with respect to any monetary debt, including, without limitation, any mortgage debt, in excess of One Hundred Million and no/100 Dollars ($100,000,000.00), secured by the Property or any portion thereof (any such amount, “New Debt”) and except for the Existing Loan and the New Debt up to the preceding cap, shall not encumber the Property with any monetary debt, and the terms of any New Debt shall include that it may be pre-paid at Closing without charge or other penalty (any if there is any pre-payment charge or penalty, then any such amounts shall be paid by Optionor at Closing).

(e) All representations and warranties made by Optionor in Paragraph 6.1 hereof and in Optionor’s Closing Certificate shall survive the Closing for a period of one (1) year. Optionor shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Optionor in Paragraph 6.1 hereof to be true and correct on and as of the Closing Date. At the Closing, Optionor shall execute and deliver to Optionee an Optionor’s Closing Certificate in the form of Exhibit G (“Optionor’s Closing Certificate”) certifying to Optionee that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement) which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(f) [Intentionally Omitted.]

(g) If the Membership Interest is purchased, Optionor shall indemnify and defend Optionee against and hold Optionee harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on (i) any failure by Optionor to perform, during the period from and after the date the Property is transferred to the LVT LLC to the Closing Date, all obligations of Optionor in accordance with the Leases, the Contracts or the Permits, during such period, or (ii) any breach, default or violation by Optionor (or any event by Optionor or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Optionor) under the

Leases, the Contracts or the Permits that occurs during the period from and after the date the Property is transferred to the LVT LLC to the Closing Date, or (iii) any personal injury or damage to property of third persons occurring in, on or about the Real Property, during the period from and after the date the Property is transferred to the LVT LLC to the Closing Date, or (v) any liabilities of LVT LLC arising during the period from and after the date the Property is transferred to the LVT LLC to the Closing Date; except to the extent in any such case the claim, demand, liability, loss, damage, cost or expense was not approved by Optionee or is caused by Optionee or Optionee’s agents or representatives.

(h) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not in any manner sell, convey, assign, transfer, encumber, grant any options with respect thereto, or otherwise dispose of, the Leases, the Personal Property, the Contracts or the Permits if such transactions shall adversely affect the value of the Land or interfere with Optionee’s use of the Land for the purposes of developing a hotel, casino, trade show, and retail complex and related facilities.

(i) Concurrently with the execution and delivery hereof, Paul Lowden, as the holder of a majority of the outstanding shares of Archon entitled to vote with respect to the Optionor’s and Archon’s execution, delivery and performance of this Agreement is executing and delivering his written consent thereto (the “Stockholder Consent”). Promptly after the date of this Agreement, Optionor shall cause Archon (at Archon’s expense) to prepare and file with the SEC an Information Statement on Schedule 14C (the “Information Statement”). The Optionor shall cause Archon to promptly respond to any comments of the SEC, and to mail the Information Statement to stockholders as promptly as possible. The Optionee and its counsel shall have the opportunity to review and provide comments to such Information Statement prior to its filing with the SEC, which Archon and the Optionor shall take into consideration in drafting the Information Statement. The Optionor will promptly notify the Optionee upon the receipt by Archon of any comments from the SEC or its staff and of any request by the SEC or its staff for amendment or supplements to the Information Statement. The Optionor and Archon will cause the Information Statement to comply in all material respects with all applicable requirements of the Exchange Act and the rules and regulations promulgated under it.

(j) Optionor shall execute such affidavits, indemnities and other certificates or documents as the Title Company shall reasonably require to issue the Title Policy (as such term is defined in Paragraph 8.2(e) of this Agreement) to Optionee.

(k) Until the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Optionor will not, and will not permit any of its or Archon’s officers, directors, representatives or otherwise, directly or indirectly, to solicit, initiate, encourage or induce the making, submission or announcement of any proposal with respect to the acquisition of the Membership Interest or the Real Property.

(l) Optionor shall indemnify and defend Optionee against and hold Optionee harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, but excluding consequential, special or punitive damages, that may be suffered or incurred by Optionee after the Closing if any representation or warranty made by Optionor in Paragraph 6.1 hereof or in Optionor’s Closing Certificate was untrue or incorrect in any material respect when made and Optionee did not know that such representation or warranty was untrue or incorrect as of the Closing; provided, however, that, except with respect to any liabilities of LVT LLC indemnified by Optionor under Paragraph 7.1(g) above which were not approved by Optionee in the event Optionee elects to purchase the Membership Interest, (i) Optionor’s aggregate liability under Paragraph 6.1 and this Paragraph 7.1 shall not under any circumstances exceed three percent (3%) of the total Purchase Price paid in accordance with the terms hereof and (ii) the provisions of Paragraph 6.1 and this Paragraph 7.1 shall be of no further force or effect from and after the date that is one (1) year after the Closing Date.

7.2 Optionee. Optionee covenants and agrees with Optionor as follows:

(a) All representations and warranties made by Optionee in Paragraph 6.2 hereof and in Optionee’s Closing Certificate shall survive the Closing for one (1) year. Optionee shall use its best efforts, in good faith and with diligence, to cause all of the representations and warranties made by Optionee in Paragraph 6.2 hereof to be true and correct on and as of the Closing Date. At the Closing, Optionee shall execute and deliver to Optionor an Optionee’s Closing Certificate (“Optionee’s Closing Certificate”) in the form of Exhibit H, certifying to Optionor that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement) which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(b) Optionee shall indemnify and defend Optionor against and hold Optionor harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Optionor if any representation or warranty made by Optionee in Paragraph 6.2 hereof or in Optionee’s Closing Certificate was untrue or incorrect in any respect when made or that may be caused by any breach by Optionee of any such representation or warranty; provided, however, that the provisions of this Paragraph 7.2 shall be of no further force or effect from and after the date that is one (1) year after the Closing Date.

ARTICLE 8

Conditions Precedent

8.1 Optionor. The obligations of Optionor to consummate the transactions contemplated on the Closing Date under this Agreement are subject to satisfaction of all of the conditions set forth in this Paragraph 8.1. Optionor may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing to the extent Optionor was aware that such condition had not been satisfied. If any condition set forth in this Paragraph 8.1 is not fully satisfied or waived in writing by Optionor on the Closing Date, Optionor may terminate this Agreement on fifteen days notice (during which time Optionee may cure any default or breach), but without releasing Optionee from liability if Optionee defaults in the performance of any such covenant or agreement to be performed by

Optionee or if Optionee breaches any such representation or warranty made by Optionee before such termination.

(a) On the Closing Date, Optionee shall not be in default in any material respect in the performance of any covenant or agreement to be performed by Optionee under this Agreement.

(b) On the Closing Date, all representations and warranties made by Optionee in Paragraph 6.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Optionor shall have received Optionee’s Closing Certificate in the form of Exhibit H, executed by Optionee, in which Optionee certifies to Optionor that all representations and warranties made by Optionee in Paragraph 6.2 hereof are true and correct on and as of the Closing Date, without exceptions.

(c) On the Closing Date, there shall not be pending by any governmental entity any judicial or administrative suit, action, inquiry or other proceeding against Optionor which challenges the validity or legality of any of the transactions contemplated by this Agreement.

(d) On or before the Closing Date, Optionor shall have delivered to Optionee the Notice of Archon Mailing in the form of Exhibit J.

8.2 Optionee. The obligations of Optionee under this Agreement are subject to satisfaction of all of the conditions set forth in this Paragraph 8.2. Optionee may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing to the extent Optionee was aware that such condition had not been satisfied. If any condition set forth in this Paragraph 8.2 is not fully satisfied or waived in writing by Optionee, Optionee may terminate this Agreement on fifteen days written notice (during which time Optionor may cure any default or breach), but without releasing Optionor from liability if Optionor defaults in the performance of any such covenant or agreement to be performed by Optionor or if Optionor breaches any such representation or warranty made by Optionor before such termination. If the failure of any condition to Closing required under this Paragraph 8.2 is also an intentional material breach by Optionor of any representation or warranty expressly made by Optionor under this Agreement, and, at the time Optionor made such representation or warranty, Optionee was not aware that such representation or warranty was false, then, regardless of whether Optionee elects to waive such failure of condition or to terminate this Agreement as a result of such failure, Optionee shall have the right to seek damages against Optionor for such breach subject to the limitations set forth in Paragraph 1.5 of this Agreement.

(a) On the Closing Date, Optionor shall not be in default in any material respect in the performance of any covenant or agreement to be performed by Optionor under this Agreement.

(b) On the Closing Date, all representations and warranties made by Optionor in Paragraph 6.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Optionee shall have received Optionor’s Closing Certificate, executed by

Optionor, in which Optionor certifies to Optionee that all representations and warranties made by Optionor in Paragraph 6.1 hereof are true and correct in all material respects on and as of the Closing Date, without exceptions.

(c) On the Closing Date, there shall not be pending by any person any judicial or administrative suit, action, investigation, inquiry or other proceeding against Optionee or Optionor which challenges the validity or legality of any of the transaction contemplated by this Agreement.

(d) On or before the Closing Date, Optionor shall have delivered to Optionee the Notice of Archon Mailing.

(e) On the Closing Date, the Title Company shall be unconditionally and irrevocably committed to issue to Optionee an American Land Title Association Owner’s Policy Form of title insurance, with liability of Four Hundred Fifty Million and no/100 Dollars ($450,000,000.00), as such amount may be reduced pursuant to the provisions of Paragraph 5.7 of this Agreement, together with the following endorsements, or the substantial equivalent thereof: ALTA Form 9.1; Form 103.11 Form 129; Form 116.1; Form 116.7 (modified to refer to the subdivision map act (or reasonable equivalent thereof) applicable in the County of Clark, State of Nevada); Form 55 (“fairway endorsement”); Utility Availability Endorsement (with the words “storm sewer” deleted therefrom if applicable); Special – Lack of Signatures Endorsement; and Form 123.1 (subject to the following: (i) that such endorsements do not require any affidavits or indemnities from Optionor or LVT LLC, as applicable, other than a customary owner’s affidavit; and (ii) that, if the Title Company requires a completed land survey, including, without limitation, an ALTA survey, as a condition to issuing any of the foregoing endorsements, then the Title Company’s being unconditionally and irrevocably committed to issue to Optionee any such endorsements shall not be a condition to close under this Agreement unless Optionee has provided the required survey(s) to the Title Company sufficiently in advance of the Closing) and, if the Membership Interest is being purchased, a “non-imputation” endorsement, insuring Optionee that fee simple title to the Real Property is vested in Optionee, if Optionee has elected to purchase the Property, or in LVT LLC, if Optionee has elected to purchase the Membership Interest, in each case, subject only to the Permitted Exceptions (the “Title Policy”). Optionee acknowledges that, as of the date of this Agreement, the Title Company has provided samples of the endorsements specified in this Paragraph 8.2(e) and that such samples are in an acceptable form.

(f) On the Closing Date, if Optionee has elected to purchase the Membership Interest, the Title Company shall be unconditionally and irrevocably committed to issue to Optionee a so-called “UCC Insurance Policy” with liability of Four Hundred Fifty Million and no/100 Dollars ($450,000,000.00), as such amount may be reduced pursuant to the provisions of Paragraph 5.7 of this Agreement, insuring that Optionee has good title to the Membership Interest and that no entity has filed any claim or lien against the Membership Interest (the “UCC Policy”).

8.3 Election of Optionee to Purchase the Property. Notwithstanding anything to the contrary in this Agreement, if Optionee elected to purchase the Membership Interest when it exercised the Option, and, for any reason whatsoever, Optionee determines at any point prior to the Closing that Optionee instead desires to purchase the Property, or, if Optionor is unable to deliver, at Closing, the Membership Interest as required under this Agreement, and, therefore, Optionee desires to purchase the Property instead, then Optionee shall have the right, by written notice to Optionor given prior to the Closing, to convert the purchase from a Membership Interest purchase to a purchase of the Property and to extend the Closing Date up to fifteen (15) days in order to consummate the purchase and sale, under this Agreement, of the Property.

ARTICLE 9

Closing

9.1 Place of Closing and Procedure. The Closing shall occur through an escrow (the “Escrow”) with the Title Company at 3773 Howard Hughes Parkway, Las Vegas, Nevada, on the Closing Date, or at such other place or on such other date as Optionor and Optionee may agree in writing (the “Closing”). Optionor and Optionee each shall give appropriate written escrow instructions, consistent with this Agreement, to the Title Company for the Closing in accordance with this Agreement.

9.1.1 Procedure as to Purchase and Sale of the Membership Interest. If the Membership Interest is to be purchased and sold, then Optionor and Optionee shall cause the following to occur before or at the Closing as noted:

(a) Prior to the Closing, Optionor shall execute the LVT LLC Operating Agreement, shall cause to be filed with the Delaware Secretary of State a certificate of formation for LVT LLC as a limited liability company organized under the laws of the State of Delaware, shall cause LVT LLC to be qualified to do business in the State of Nevada, and shall otherwise cause LVT LLC to be a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware and qualified to do business and in good standing under the laws of the State of Nevada.

(b) Prior to the Closing, Optionor shall transfer fee simple title to the Property to LVT LLC, including, without limitation, fee simple title to the Real Property (subject to the Permitted Exceptions) to LVT LLC by means of a customary form of grant, bargain and sale deed in the form attached hereto as Exhibit F.

(c) At the Closing, Optionee shall pay to Optionor the Purchase Price for the Membership Interest in accordance with Paragraph 2.1 of this Agreement (with credit for the Initial Deposit and the Second Deposit but not for any Carry Option Payments).

(d) At the Closing, Optionor shall cause, or shall have caused, the Existing Loan and any New Debt to be paid in full and any mortgage, deed of trust or similar instrument recorded against the Real Property securing the Existing Loan or any New Debt removed of record.

(e) At the Closing, Optionor shall date as of the Closing Date, execute and deliver to Optionee (i) the Assignment of Membership Interest, (ii) a Certificate of Non-Foreign Status in accordance with section 1445 of the Internal Revenue Code of 1986, as amended, (iii) Optionor’s Closing Certificate, (iv) reasonably satisfactory evidence that no Nevada withholding of tax is required with respect to the sale of the Membership Interest or if required to be withheld, then

Optionor shall cause the required amounts to be withheld, it being agreed, however, that as of the date of this Agreement, no withholding is required; (v) current Good Standing Certificates for LVT LLC and for Optionor; (vi) certified copies of resolutions of LVT LLC and for Optionor authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (vii) such affidavit(s) or certifications as reasonably and customarily may be required to induce the Title Company to issue at Closing the Title Policy and the UCC Policy; and (viii) any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement and reasonably requested by Optionee.

(f) At the Closing, Optionee shall date as of the Closing Date, execute and deliver to LVT LLC (i) Optionee’s Closing Certificate and (ii) the Assignment of Membership Interest.

(g) At the Closing, the Title Company shall issue to Optionee the Title Policy and the UCC Policy.

(h) At the Closing, in addition to any other documents required to be executed and delivered in counterparts by both parties, Optionor and Optionee shall execute and deliver to each other a closing statement accounting for sums adjusted or disbursed at Closing in accordance with the provisions of this Agreement.

9.1.2 Procedure as to Purchase and Sale of the Property. If the Property is to be purchased and sold, then Optionor and Optionee shall cause the following to occur at the Closing:

(a) The Grant Deed, duly executed and acknowledged by Optionor, shall be recorded in the Official Records of the County of Clark, State of Nevada.

(b) Optionee shall pay to Optionor the Purchase Price for the Property in accordance with Paragraph 2.1 of this Agreement (with credit for the Initial Deposit and the Second Deposit but not for any Carry Option Payments); provided, however, that if Optionee elects to purchase the Property encumbered by the Existing Loan or any other outstanding debt per Paragraph 7.1 of this Agreement, then the outstanding balance of the Existing Loan and of any other such outstanding debt shall also be treated as a credit against the Purchase Price with the remainder of the Purchase Price paid to Optionor in cash in immediately available funds.

(c) Optionor shall cause, or shall have caused, the Existing Loan and any New Debt to be paid in full and any mortgage, deed of trust or similar instrument recorded against the Real Property securing the Existing Loan or any New Debt removed of record.

(d) Optionor shall date as of the Closing Date, execute and deliver to Optionee (i) the Assignment of Leases, (ii) the Bill of Sale, (iii) the Assignment of Contracts, (iv) the Assignment of Permits, (v) a Certificate of Non-Foreign Status in accordance with section 1445 of the Internal Revenue Code of 1986, as amended, (vi) Optionor’s Closing Certificate, (vii) reasonably satisfactory evidence that no Nevada withholding of tax is required with respect to the sale of the Property or if required to be withheld, then Optionor shall cause the required amounts to be withheld, it being agreed, however, that as of the date of this Agreement, no withholding is required; (viii) certified copies of resolutions of Optionor authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (ix) such affidavit(s) or certifications as reasonably and customarily may be required to induce the Title Company to issue at Closing the Title Policy; and (x) any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement and reasonably requested by Optionee.

(e) Optionee shall date as of the Closing Date, execute and deliver to Optionor (i) Optionee’s Closing Certificate, (ii) the Assignment of Leases, and (iii) the Assignment of Contracts.

(f) The Title Company shall issue to Optionee the Title Policy.

(g) The Title Company shall file any other documents required to be filed in connection with the sale of the Property by applicable laws.

(h) In addition to any other documents required to be executed and delivered in counterparts by both parties, Optionor and Optionee shall execute and deliver to each other a closing statement accounting for sums adjusted or disbursed at Closing in accordance with the provisions of this Agreement.

9.2 Possession. Optionor shall transfer possession of the Property, and, if the Membership Interest are being purchased, all of the files, records and other documents pertaining to LVT LLC, to Optionee on the Closing Date. If not previously delivered to Optionee, Optionor shall deliver originals of the documents described in Paragraph 5.1 hereof, all files, correspondence, maintenance records and operating manuals relating to the Real Property, and all keys (properly tagged or identified) to the Real Property to Optionee on the Closing Date. The originals of such documents shall become the property of Optionee on the Closing Date. On the Closing Date or as soon thereafter as practicable, Optionor and Optionee shall send notices to all tenants under the Leases and all vendors and contractors under the Contracts informing them that Optionor transferred ownership of the Property to Optionee on the Closing Date.

9.3 Closing Costs. Any transfer tax payable under applicable law in respect of the transactions contemplated under this Agreement shall be paid as follows: (a) if Optionee elects to purchase the Membership Interest and a transfer tax applies to such purchase, then the amount of such tax (if any) shall be split equally between Optionee and Optionor, (b) if Optionee elects to purchase the Property because Optionor is unable to transfer the Membership Interest to Optionee in accordance with the provisions of this Agreement, then Optionor shall pay the transfer tax and Optionee shall have no responsibility to pay such tax, (c) if Optionee elects to purchase the Property, notwithstanding the fact that Optionor was ready, willing and able at Closing to transfer the Membership Interest to Optionee in accordance with the provisions of this Agreement, then Optionee shall pay shall pay the transfer tax and Optionor shall have no responsibility to pay such tax. In any case where Optionor or LVT LLC is obligated to pay all or a portion of the transfer tax, such payor shall be entitled to seek a refund or contest any amount of such tax paid by it so long as no such proceeding or contest impacts or delays the Closing. In no event shall Optionor allow any lien to be placed upon the Property or the Membership Interest as a result of any such proceeding or contest or as a result of Optionor’s failure or refusal to pay such tax. In addition, Optionee shall pay (i) the escrow fee charged by the Title Company and

(ii) the recording fee for the Deed, if the Property is purchased. Optionee shall also pay the premium for the Title Policy and, if the Membership Interest is purchased, the premium for the UCC Policy. If the Property is purchased, then, when the Deed is submitted to the Recorder for recordation, Optionor shall, request that the amount of the documentary transfer tax due be shown on a separate paper which shall be affixed to the Deed by the Recorder after the permanent record is made and before the Deed is returned to Optionee.

9.4 Prorations. All current rent, reimbursements and other income from the Property and all current taxes, assessments, utilities, maintenance charges and similar expenses of the Property, determined using the accrual method of accounting, shall be prorated between Optionor and Optionee as of the Closing Date and, to the extent of information then available, such prorations shall be made at the Closing. Optionor and Optionee shall use their best efforts prior to the Closing Date to prepare a schedule of prorations covering as many items to be prorated as practicable so such prorations can be made at the Closing. Such prorations shall be adjusted, if necessary, and completed after the Closing as soon as final information becomes available. Optionor and Optionee agree to cooperate and to use their best efforts to complete such prorations no later than thirty (30) days after the Closing Date, except for any annual reconciliation of expense reimbursements payable by tenants which cannot be completed until the final accounting for the year has been prepared. Monthly income and expense items shall be prorated on the basis of a thirty (30) day month. Such income and expenses of the Property for the period before the Closing Date shall be for the account of Optionor and such income and expenses for the period on and after the Closing Date shall be for the account of Optionee. Security deposits, other refundable deposits, and similar prepaid rents shall be credited to Optionee and charged to Optionor at the Closing. Optionor shall pay all taxes, assessments, invoices for goods furnished or services supplied, and other expenses relating to the Property that are allocable to the period before the Closing Date. Optionor shall immediately pay to Optionee all rents and other income received by Optionor either before or after the Closing Date that are allocable to the period on or after the Closing Date. Optionor shall be solely responsible for collecting rents or charges that became due from tenants before the Closing Date. If any such rents or charges are received by Optionee, then Optionee shall pay such rents or charges to Optionor but all money received by Optionee shall be applied first to rent that accrues or becomes due after the Closing Date.

9.5 Section 1031 Exchange. Either party (“exchanging party”) may consummate the purchase of the Property or the Membership Interest as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (b) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party (“accommodating party”) shall permit such assignment to be made, but it shall not be required to take an assignment of the purchase agreement for the property to be acquired by the exchanging party or be required to acquire or hold title to any real property (other than the Property if the Property is purchased by the accommodating party) for purposes of consummating the Exchange; and (c) the exchanging party shall pay any additional costs of the accommodating party that would not otherwise have been incurred by the accommodating party had there been no Exchange. The accommodating party shall not by this Agreement or acquiescence to the Exchange (i) have its rights under this Agreement affected or diminished in any manner or (ii) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with § 1031 of the Code.

ARTICLE 10

General

10.1 Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and either mailed by certified mail, return receipt requested, postage prepaid, by facsimile, if any facsimile notice is promptly followed by a notice sent by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this Paragraph 10.1 or such other address as such party may designate by notice to the other party. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. If any such notice or communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a) The address of Optionor is 3221 S. Torrey Pines, Las Vegas, NV, 89146, Attention: Paul W. Lowden

With a copy to

Kevin M. Hanratty, Corporate Counsel

Archon Corporation

4336 Losee Road, Suite 5

North Las Vegas, NV 89030

Facsimile Number: (702) 951-7349

and with a copy to

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

Attn: Karen Bertero

Facsimile Number: (213) 229-6360

(b) The address of Optionee is 100 Congress Avenue, 20th Floor, Austin TX 78701, Attention: Chris Milam, Facsimile Number: (512) 370-4013

With a copy to

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036

Attn: Ronald A. Fleming, Jr.

Facsimile Number: (212) 858 1500

and with a copy to

Kummer, Kaempfer, Bonner, Renshaw & Ferrario

3800 Howard Hughes Parkway, Suite 700

Las Vegas, NV 89109

Attn: Chris Kaempfer

Facsimile Number: (702) 796-7181

10.2 Arbitration

(a) If there arises any dispute, controversy or claim arising out of or relating to this Agreement or the breach or alleged breach of this Agreement, whether arising during the Option Term or thereafter (a “Claim”), the Claim shall be settled at the request of any party to this Agreement by final and binding arbitration conducted in the County of Clark, State of Nevada, administered by and in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS or, if such rules no longer exist, the existing rules of practice and procedure of JAMS (both sets of rules are collectively referred to as the “Rules of JAMS”), and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. The arbitrator shall be a retired Nevada or federal judge selected in accordance with the Rules of JAMS. The arbitrator and not a jury will decide the dispute.

(b) The arbitrator in an arbitration proceeding shall have the power to grant only the remedies available to Optionor or Optionee, as the case may be, specified for such party in this Agreement, and, without limiting the foregoing, shall not have the power to vary the provisions of this Agreement. The arbitrator shall determine which is the prevailing party and shall include in the award that party’s reasonable attorneys’ fees and expenses and the costs and fees of arbitration, including the fees of JAMS.

(c) Except as otherwise required by law, the parties agree that the arbitration procedure will be confidential, all conduct, statements, promises, offers, views and opinions, oral or written, made during the arbitration by any party or a party’s agent, employee or attorney will remain confidential and, where appropriate, will be considered work product and privileged, and the existence and the results of the arbitration will be maintained by the parties and their respective agents, employees and attorneys as confidential at all times.

(d) Successor to JAMS. In the event that JAMS is no longer in existence at the time that arbitration is requested, the dispute shall be submitted to arbitration in accordance with the rules and procedures of the successor to JAMS or, if there is no such successor, the matter shall be submitted to an organization that consists of members similar to JAMS or its successor.

10.3 [Intentionally Omitted.].

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10.5 Construction. Optionor and Optionee acknowledge that each party has reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by any party hereto in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

10.6 Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

10.7 Further Assurances. From and after the date of this Agreement, Optionor and Optionee agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement, including, without limitation, Optionee’s execution, acknowledgment and delivery to Optionor of a proper quitclaim deed, substantially in the form attached hereto as Exhibit D, with respect to the termination of this Agreement.

10.8 Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.9 Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

10.10 [Intentionally Omitted].

10.11 Assignment. This Agreement shall benefit and bind Optionor and Optionee and their respective personal representatives, heirs, successors and assigns. Optionee shall not have the right to transfer or assign its rights or obligations under this Agreement without the prior written consent of Optionor; provided, however, that Optionee shall have the right, without releasing Optionee from any obligation under this Agreement, by giving notice to Optionor before the Closing Date, to assign this Agreement to (i) any person or entity controlling, controlled by or under common control with Optionee, in which event Optionor’s consent to such assignment shall not be required, or (ii) to any other person or entity designated by Optionee in such notice subject to Optionor’s consent which shall be withheld only if such assignee is owned or controlled directly or indirectly by (A) any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person, or (B) any person or entity of ill repute. If Optionor’s consent is required, Optionor shall provide, or withhold, such consent pursuant to this Paragraph 10.11 by giving written notice to Optionee within five (5) Business Days following the date of Optionee’s assignment notice. For the purposes of this Paragraph 10.11 “control” shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

10.12 [Intentionally Omitted].

10.13 Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written instrument signed by Optionor and Optionee. This Agreement constitutes the entire and integrated agreement between Optionor and Optionee relating to the purchase and sale of the Property and the Membership Interest and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the purchase and sale of the Property and/or the Membership Interest.

[Remainder of Page Intentionally Blank. Signatures on Following Page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

OPTIONOR:

SAHARA LAS VEGAS CORP., a Nevada corporation

By:
Name:	Paul Lowden
Title:	President

OPTIONEE:

LVTI LLC, a Delaware limited liability company

By:	MLVT LLC, a Delaware limited liability company, its sole Member

By:
	Name:	Christopher Milam
	Title:	its sole Member

GUARANTY

The undersigned hereby guarantees the performance of the obligations of Optionor under the foregoing Option Agreement.

GUARANTOR:

ARCHON CORPORATION, a Nevada corporation

By:
Name:	Paul Lowden
Title:	President and CEO

PRELIMINARY REPORT

EXHIBIT A

NOTICE OF EXERCISE OF OPTION

Sahara Las Vegas Corp.

3993 Howard Hughes Parkway, Suite 630

Las Vegas, Nevada 89109

LVTI LLC, a Delaware limited liability company (“Optionee”), hereby exercises the Option in accordance with the Option Agreement (the “Option Agreement”) dated June     , 2006, by and between Sahara Las Vegas Corp., a Nevada corporation, and Optionee to purchase [SPECIFY ONE:][the Membership Interest, and Optionee requests that the name of the limited liability company to be formed pursuant to the Option Agreement have as its name “LVT LLC”, or, if that name is not available, then any of the following names, which are listed in order of preference: (1)             , (2)             , or (3)             ][the Property]. The Closing Date shall be             , 200_ (which date is no earlier than sixty (60) days after the date of this notice and no later than ninety (90) days after the date of this notice) or such other date as the parties may agree in writing. This notice is given pursuant to Paragraph 1.3 of the Option Agreement.

Dated:                     , 200_.

                            [Signature]

EXHIBIT B

RECORDED AT REQUEST OF AND

WHEN RECORDED MAIL TO:

Pillsbury Winthrop Shaw Pittman

P.O. Box 7880

San Francisco, CA 94120-7880

Attn: Robert C. Herr

MEMORANDUM OF OPTION

THIS MEMORANDUM, made as of                                     , 2006, by and between Sahara Las Vegas Corp. a Nevada corporation (“Optionor”) and LVTI LLC, a Delaware limited liability company (“Optionee”).

W I T N E S S E T H:

1. Upon and subject to the agreements, covenants and conditions set forth in the unrecorded Option Agreement (the “Option Agreement”) of even date herewith by and between Optionor and Optionee, Optionor hereby grants to Optionee the exclusive and irrevocable right to purchase the real property (the “Real Property”) in the County of Clark, State of Nevada, described in Exhibit A attached hereto and made a part hereof. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Option Agreement

2. The term of the Option Agreement expires on the last day of the eighteenth (18th) full calendar month following the date the Second Deposit is paid to Optionor subject to an extension of up to thirty (30) days if Optionor fails to provide the notice Optionor is required to provide pursuant to Paragraph 1.2 of the Option Agreement.

3. The Option Agreement is, by this reference, incorporated in and made a part of this Memorandum as if fully set forth herein. This Memorandum does not alter, modify, amend or change in any way the Option Agreement and the Option Agreement shall determine and govern the rights and duties of Optionor and Optionee with respect to the Real Property under the Option Agreement.

4. This Memorandum may be executed in counterparts, each of which is an original an all of which constitute one instrument.

IN WITNESS WHEREOF, Optionor and Optionee have executed this Memorandum as of the date first hereinabove written.

[Signatures]

EXHIBIT C

EXHIBIT A

MEMORANDUM OF OPTION

All of the real property in the County of Clark, State of Nevada, described as follows:

EXHIBIT C

STATE OF ,	)
) ss.
County of .	)

On                     , 2006, before me,                                  , a Notary Public in and for the State of                     , personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT C

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Gibson, Dunn & Crutcher LLP

One Montgomery Street, 26th Floor

San Francisco, CA 94104

Attn: Erin L. Rothfuss, Esq.

QUITCLAIM DEED

For good and valuable consideration, the receipt and adequacy of which are acknowledged, the undersigned,                                  (“Transferor”) hereby remises, releases and forever QUITCLAIMS to                                          (“            ”), all right, title and interest Transferor has in, under and to that certain real property located in Clark County, Nevada, described in the attached Exhibit A and incorporated by reference herein.

Executed this              day of                     , 200    .

TRANSFEROR:

[signature]

[Attach legal description]

EXHIBIT D

STATE OF ,	)
) ss.
County of .	)

On                     , 2006, before me,                                  , a Notary Public in and for the State of                     , personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT D

Recording Requested By And

When Recorded Return To:

Gibson, Dunn & Crutcher LLP

One Montgomery Street, 26th Floor

San Francisco, CA 94104

Attn: Erin L. Rothfuss, Esq.

CONFIRMATION OF TERMINATION OF OPTION AGREEMENT

THIS CONFIRMATION OF TERMINATION OF OPTION AGREEMENT (“Confirmation of Termination”) dated as of                     , 20    , is made by and between                                          (“Optionor”) and                                          (“Optionee”).

RECITALS

WHEREAS, Optionor and Optionee have entered in that certain Option Agreement (“Agreement”) dated as of June     , 2006;

WHEREAS, Optionor and Optionee have executed, acknowledged and recorded on                     , 2006, in the Official Records of the County of Clark, State of Nevada, that certain Memorandum of Agreement, Book #                      Document #                     , providing notice of the Agreement;

WHEREAS, the Agreement has terminated.

WHEREAS, Optionor and Optionee wish to provide notice of the termination of the Agreement by recording this Confirmation of Termination of Option Agreement in the Official Records of the County of Clark, State of Nevada;

WHEREAS, capitalized terms that are used but not otherwise defined in the Memorandum shall have the meanings given such terms in the Agreement;

NOW, THEREFORE, in consideration of the foregoing, Optionee hereby declares as follows:

1. Termination Of Agreement. Optionor and Optionee hereby declare that the Agreement is terminated as of the date of recordation of this Confirmation of Termination of Agreement, and, accordingly, Optionee hereby irrevocably remises, releases and forever discharges any right, title and interest Optionee may have to the real property described in Exhibit A to this Agreement.

IN WITNESS WHEREOF, Optionor and Optionee have executed this Confirmation of Termination of Agreement as of the date and year first written above.

[signature]

EXHIBIT E

STATE OF ,	)
) ss.
County of .	)

On                     , 2006, before me,                                                              , a Notary Public in and for the State of                     , personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT E

EXHIBIT A

Legal Description

All of the real property in the County of Clark, State of Nevada, described as follows:

EXHIBIT E

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

GRANT, BARGAIN, SALE DEED

                                         , a                                         , as “Grantor”, for a valuable consideration, the receipt of which is hereby acknowledged, does hereby Grant, Bargain, Sell and Convey to                                         , a                                         , as “Grantee”, all that real property situated in the County of Clark, State of Nevada, described on Exhibit A attached hereto (the “Land”) and incorporated herein by this reference.

SUBJECT TO:

1. General and special taxes and assessments for the current fiscal tax year and any and all unpaid bonds and/or assessments.

2. All covenants, conditions, restrictions, reservations, rights, right-of-way and easements recorded against the Land prior to or concurrently with this Deed, and all other matters of record or apparent.

Together with all and singular tenements, hereditaments, and appurtenances thereunto belonging or in any wise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof.

IN WITNESS WHEREOF, Grantor has caused its name to be affixed hereto and this instrument to be executed by the undersigned.

Dated as of                     , 2006.

[signature]

EXHIBIT F

EXHIBIT A

GRANT, BARGAIN, SALE DEED

All of the real property in the County of Clark, State of Nevada, described as follows:

EXHIBIT F

STATE OF ,	)
) ss.
County of .	)

On                     , 200_, before me,                                         , a Notary Public in and for the State of Nevada, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT F

OPTIONOR’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, Sahara Las Vegas Corp., a Nevada corporation (“Optionor”) hereby certifies to LVTI LLC, a Delaware limited liability company (“Optionee”) that all representations and warranties made by Optionor in Paragraph 6.1 of the Option Agreement dated June                    , 2006, by and between Optionor, and Optionee (the “Option Agreement”) are true and correct on and as of the date of this Certificate. This Certificate is executed by Optionor and delivered to Optionee pursuant to the Option Agreement.

Dated:                     , 200  .

[Signatures of Sahara Corp.]

EXHIBIT G

OPTIONEE’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, LVTI LLC, a Delaware limited liability company (“Optionee”), hereby certifies to Sahara Las Vegas Corp., a Nevada corporation (“Optionor”) that all representations and warranties made by Optionee in Paragraph 6.2 of the Option Agreement (the “Option Agreement”) dated June __, 2006, by and between Optionor and Optionee are true and correct on and as of the date of this Certificate. This Certificate is executed by Optionee and delivered to Optionor pursuant to the Option Agreement.

Dated:                     , 200  .

[Signature]

EXHIBIT H

CERTIFICATE OF NON FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                         , a (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in Income Tax Regulations section 1.1445-2(b)(2)(iii).

3. Transferor’s U.S. employer identification number is             ; and

4. Transferor’s office address is             .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                     , 200  .

[Signature]

EXHIBIT I

NOTICE OF ARCHON MAILING

For valuable consideration, receipt of which is acknowledged, Sahara Las Vegas Corp., a Nevada corporation (the “Optionor”), hereby certifies to LVTI LLC (the “Optionee) under the Option Agreement dated June __, 2006, between Optionor and Optionee (the “Option Agreement”) that the Information Statement on Schedule 14C referred to in the Option Agreement has been mailed to stockholders of Archon Corporation . This Certificate is executed by Optionor and delivered to Optionee pursuant to the Option Agreement.

[SIGNATURE]

EXHIBIT J

ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST

THIS ASSIGNMENT (the “Assignment”) is made and entered into as of                     , 200_ by and between SAHARA LAS VEGAS CORP., a Nevada corporation (the “Assignor”), and LVTI LLC, a Delaware limited liability company (the “Assignee”).

W I T N E S S E T H :

WHEREAS, the Assignor is the sole member of                      LLC, a Delaware limited liability company (“         LLC”), and owns the entire membership interest in                      LLC (the “Membership Interest”) as the sole member of          LLC under the laws of the State of Delaware and pursuant to that certain Limited Liability Company Agreement of          LLC, a Delaware limited liability company, dated as of                      , 2006 (the “LLC Agreement”), which Membership Interest is evidenced by Certificate No. 1 issued by New LLC to Optionor;

WHEREAS, the Assignor desires to transfer all of its right, title and interest in and to the Membership Interest (the interest to be transferred, the “Interest”) to the Assignee; and

WHEREAS, Assignor is the fee simple owner of certain real property in County of Clark, State of Nevada, commonly known as the 2600 Las Vegas Boulevard South, described in that certain Preliminary Title Report, bearing Order No. 601181-LJJ dated as of March 30, 2006, prepared by Stewart Title Company of Nevada, together with all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee agree as follows:

1. The recitals hereto are true and correct.

2. The Assignor hereby delivers the Certificate No. 1, and sells, conveys, assigns and transfers all of its right, title and interest in and to the Interest to the Assignee, free and clear of all liens, rights or claims of others, to have and to hold the Interest unto Assignee, and the legal representatives, successors and assigns of Assignee, forever.

3. This Assignment will be construed in accordance with, and be governed by, the laws of the State of Delaware.

4. The Assignee hereby assumes the position of the sole member of                      LLC from and after the date hereof.

5. This Assignment may be executed in counterparts, including facsimile counterparts, each of which will be deemed to be an original and all of which are one and the same assignment, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Assignment by facsimile transmission shall be effective delivery of a manually executed counterpart of this Assignment.

EXHIBIT K

6. This Assignment is being entered into pursuant to the terms and provisions of that Option Agreement, dated                          , 2006, by and between Assignee and Assignor.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:

SAHARA LAS VEGAS CORP., a Nevada corporation

By:

Name:

Title:

ASSIGNEE

LVTI LLC, a Delaware limited liability company

By:

Name:

Title:

EXHIBIT K